UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

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ABM Industries Incorporated

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2022
PROXY STATEMENT

Notice of Annual Meeting of Stockholders

March 23, 2022 | 10:00 a.m. EDT

ABM
Building Value

February 11, 2022

Dear stockholders:

On behalf of the Board of Directors, I want to thank you for your continued interest in and support of ABM Industries Incorporated. Grounded in our values and guided by our purpose – to take care of the people, spaces and places that matter most – 2021 was a landmark year for ABM.

Through the ongoing COVID-19 pandemic, ABM continued to deliver critical services for our clients, support our team members wherever they work, and grow our business while setting an exciting future course for the years to come. As our Board looks ahead to our 2022 Annual Meeting, we are pleased to share our perspectives on the past year and how the business delivered excellent execution and strong results for our stockholders.

Strategy Oversight and Board Focus

The focus of the Board throughout 2021 leveraged the key learnings and management focus from 2020 to safeguard our team members, ensure business continuity and protect stockholder value, while at the same time overseeing the management team’s growth and technology-focused strategic planning efforts. The Board remains committed to responsible corporate governance, judicious risk management, effective executive compensation practices and leadership talent retention efforts, and the consistent, forward-looking focus on environmentally sustainable and socially responsible initiatives and practices, including diversity and inclusion.

Responding and Adapting to the COVID-19 Pandemic

ABM’s COVID-19 pandemic response continues to play a critical role in society, keeping schools, distribution centers, airports, commercial offices and other critical facilities open and operating effectively. Through a steadfast focus on safety, innovation, and strong execution, ABM delivered for clients, team members, and stockholders over the past two years in developing offerings, protocols, and processes that continuously flexed and adapted to the ever-changing environment and needs of our clients, team members and other key stakeholders.

Growing our Business – Acquisition of Able Services

A key milestone in 2021 was ABM’s acquisition of Able Services, a premier facilities management provider that expands ABM’s scale, strengthens our capabilities, and accelerates our growth. The Board and the ABM management team remain excited about the long-term growth opportunities this transaction provides as we support our customers with a broader portfolio of services and solutions that align with their evolving needs.

2021 Financial Performance and Investing in Future Growth

For fiscal 2021, the Company increased revenue 4%, fueled in part by continuing demand for ABM’s EnhancedClean™ and other services related to the COVID-19 pandemic, as well as through the acquisition of Able Services. The Company was able to leverage this revenue growth into strong increases in net income and operating margin.

Building on the success of the Company's 2020 Vision initiative, which was launched in 2015, ABM presented the Company’s new five-year comprehensive strategic plan, ELEVATE, at its Investor Day held in December 2021. Through investments in ABM’s client and team member experience, industry-leading use of technology and data, as well as end-market repositioning, and building on ABM’s core services, ELEVATE is designed to further differentiate ABM in the marketplace and establish a growth trajectory to further set the Company apart in the industry in the coming years.

As we continue to raise the standard in everything we do, we have tremendous confidence that we will continue delivering for all our stakeholders and remain a driving force of a cleaner, healthier and more sustainable world.

Thank you for your continued support.
Sincerely,

Sudhakar Kesavan Chairman of the Board

ABM Industries Incorporated, One Liberty Plaza, 7th Floor, New York, New York 10006
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
WHEN Wednesday, March 23, 2022, 10:00 a.m. Eastern Time

PROXY VOTING – CAST YOUR VOTE RIGHT AWAY

Your vote is important. Even if you plan to attend the Annual Meeting in person, please vote as soon as possible using the Internet or by telephone, or by completing, signing, dating and returning your proxy card or voting instruction form.

WHERE Virtual www.virtualshareholdermeeting.com/ABM2022	Using the Internet and voting at the website listed on the proxy card or the notice;
Using the toll-free phone number listed on your proxy card or voting instruction form; or
If you received physical proxy materials with an enclosed postage paid envelope, completing, signing, dating and mailing your proxy card or voting instruction form.

ITEMS OF BUSINESS

1.	Election of seven director nominees to serve one-year terms.
2.	Advisory approval of our executive compensation.
3.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2022.
4.	Transaction of such other business as may properly come before the Annual Meeting.

RECORD DATE

Stockholders of record at the close of business on January 26, 2022 are entitled to notice of, and to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 23, 2022:

The Notice of Annual Meeting, Proxy Statement and the Annual Report to Stockholders

are available on the Internet at www.proxyvote.com.

Whether or not you plan to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card or voting instruction card you received in the mail.

By Order of the Board of Directors,

Andrea R. Newborn

Executive Vice President, General Counsel

and Corporate Secretary

TABLE OF CONTENTS

Page
PROXY STATEMENT	i
PROXY STATEMENT SUMMARY	i
CORPORATE GOVERNANCE AND BOARD MATTERS	1
PROPOSAL 1–ELECTION OF SEVEN DIRECTOR NOMINEES TO SERVE ONE-YEAR TERMS	2
Nominees for Election to Serve as Directors for a Term Expiring in 2023	3
Continuing Directors Whose Terms Expire in 2023	6
The Board of Directors	8
Corporate Governance	8
Identifying and Evaluating Nominees for Directors	8
Board Leadership Structure	9
Director Independence	10
The Board’s Oversight of Risk Management	10
The Board’s Role in Cybersecurity Risk Oversight	11
Corporate Social Responsibility and Sustainability	11
Mandatory Retirement	12
Outside Board Limits	13
Board Committees	13
Board and Committee Attendance in Fiscal Year 2021	14
DIRECTOR COMPENSATION FOR FISCAL YEAR 2021	15
2021 Non-Employee Director Compensation Elements	15
2021 Non-Employee Director Compensation Table	15
Non-Employee Director Deferred Compensation Plan	16
Director Stock Ownership Policy	16
EXECUTIVE COMPENSATION	17
PROPOSAL 2–ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION	18
COMPENSATION DISCUSSION AND ANALYSIS	19
Our Compensation Philosophy and Practices	19
How We Compensated Our NEOs in 2021	25
Other Compensation and Governance-Related Matters	32
Compensation Committee Report	34
Additional Information About Executive Compensation	35
2021, 2020 and 2019 Summary Compensation Table	35
Grants of Plan-Based Awards During Fiscal Year 2021	36
Outstanding Equity Awards at 2021 Fiscal Year-End	37
Option Exercises and Stock Vested in Fiscal Year 2021	38
Nonqualified Deferred Compensation in Fiscal Year 2021	38
Potential Post-Employment Payments	39
2021 CEO Pay Ratio	43
AUDIT MATTERS	45
PROPOSAL 3–RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING OCTOBER 31, 2022	46
AUDIT-RELATED MATTERS	47
Audit Committee Report	47
Principal Accounting Firm Fees and Services	48
Policy on Preapproval of Independent Registered Public Accounting Firm Services	48

Note About Forward-Looking Statements

This Proxy Statement contains both historical and forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. We make forward-looking statements related to future expectations, estimates, and projections that are uncertain and often contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “should,” “target,” or other similar words or phrases. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and assumptions that are difficult to predict. Factors that might cause such differences include, but are not limited to, those discussed in Part 1 of ABM’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021 under Item 1A., “Risk Factors,” and we urge readers to consider these risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

PROXY STATEMENT

We are providing the enclosed proxy materials to you in connection with the solicitation by the board of directors (the “Board”) of ABM Industries Incorporated (“ABM” or the “Company”) of proxies to be voted at the Annual Meeting of Stockholders to be held on Wednesday, March 23, 2022 (the “Annual Meeting”). We began making our proxy materials available to stockholders on February 11, 2022.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider. You should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders
Time and Date: Wednesday, March 23, 2022 10:00 a.m. Eastern Time	Place: www.virtualshareholdermeeting.com/ABM2022	Record Date: January 26, 2022

Stockholders of ABM as of January 26, 2022 (the “Record Date”) are entitled to vote. Each share of ABM common stock is entitled to one vote for each director nominee and one vote for each of the other proposals.

Virtual Annual Meeting

We have decided to hold the Annual Meeting virtually again this year because we believe that hosting a virtual Annual Meeting enables us to communicate with our stockholders while supporting the health and safety of our employees, stockholders and communities. We also believe the virtual Annual Meeting format facilitates stockholder access by enabling stockholders to participate fully and equally from any location around the world at no cost.

We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. Our virtual Annual Meeting will be conducted on the internet via live webcast. Stockholders will be able to attend and participate online and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ABM2022. Stockholders will be able to vote their shares electronically during the Annual Meeting.

Stockholders who would like to attend and participate in the Annual Meeting will need the 16-digit control number included on their Notice of Internet Availability of Proxy Materials (the “Notice”), proxy card, or voting instruction form. The Annual Meeting will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online access will begin 15 minutes prior to the start of the Annual Meeting, at 9:45 a.m. Eastern Time.

You may submit questions in advance on the day of the Annual Meeting by logging into www.proxyvote.com and entering your 16-digit control number. Once past the log-in screen, click on “Question for Management,” type in the question, and click “Submit.” Alternatively, stockholders will be able to submit questions live during the Annual Meeting by typing the question into the “Ask a Question” field, and clicking submit. We will answer questions that comply with the Annual Meeting rules of conduct during the Annual Meeting, subject to time constraints. Questions relevant to Annual Meeting matters that we do not have time to answer during the Annual Meeting will be posted to our website following the meeting along with those questions that were addressed during the Annual Meeting. Questions regarding personal matters or matters not relevant to Annual Meeting matters will not be answered.

Although the live webcast is available only to stockholders at the time of the Annual Meeting, a replay of the Annual Meeting will be made publicly available for one year at www.virtualshareholdermeeting.com/ABM2022.

Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related rules of conduct, and other materials for the Annual Meeting, including the list of our stockholders of record, will be available during the Annual Meeting at www.virtualshareholdermeeting.com/ABM 2022.

If you have difficulty accessing the meeting, please call the technical support number that will be posted on the virtual Annual Meeting login page for assistance. Technical support will be available beginning approximately 15 minutes prior to the start of the Annual Meeting through its conclusion.

ABM Industries Incorporated 2022 Proxy Statement     i

Voting Matters and Board Recommendations
Proposals		Board Vote Recommendation	Page Reference (for more detail)
01	Election of seven director nominees to serve one-year terms	FOR EACH DIRECTOR NOMINEE	2
02	Advisory approval of our executive compensation	FOR	18
03	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2022	FOR	46

Board Nominees and Continuing Directors

The following table provides summary information about each director who is nominated for election, as well as our continuing directors whose terms expire in 2023.

Name	Age	Director Since	Occupation	Independent	Committee Assignments	Nominee/ Continuing Director
Quincy L. Allen	61	2021	Former Chief Marketing Officer of IBM Cloud, IBM Corporation	Yes	Audit	Nominee
LeighAnne G. Baker	63	2018	Former Senior Vice President and Chief Human Resources Officer, Cargill, Inc.	Yes	Compensation, Chair; Stakeholder and Enterprise Risk	Nominee
Linda Chavez	74	1997	Senior Fellow, Niskanen Center	Yes	Governance; Compensation	Nominee
Donald F. Colleran	66	2018	President and Chief Executive Officer of FedEx Express	Yes	Compensation; Stakeholder and Enterprise Risk	Continuing Director
Art A. Garcia	60	2017	Former Executive Vice President and Chief Financial Officer, Ryder System, Inc.	Yes	Audit, Chair; Stakeholder and Enterprise Risk	Nominee
Thomas M. Gartland	64	2015	Executive Chairman, SGL TransGroup	Yes	Compensation; Governance, Chair	Continuing Director
Jill M. Golder	59	2019	Former Chief Financial Officer, Cracker Barrel Old Country Store, Inc.	Yes	Audit; Governance	Nominee
Sudhakar Kesavan	67	2012	Former Executive Chairman, ICF International, Inc.	Yes	Governance	Nominee
Scott Salmirs	59	2015	President and Chief Executive Officer, ABM Industries Incorporated	No		Nominee
Winifred M. Webb	63	2014	Founder; Kestrel Corporate Advisors	Yes	Audit; Stakeholder and Enterprise Risk, Chair	Continuing Director

ii     ABM Industries Incorporated 2022 Proxy Statement

ABM AT A GLANCE

ABM’s Business Highlights and Accomplishments in Fiscal Year 2021

ABM’s 2021 Achievements

We grew revenue 4% through a combination of organic growth and from our acquisition of Crown Building Maintenance Co. and Crown Energy Services, Inc. (collectively, “Able Services”), a leading facilities services company headquartered in San Francisco, California. We also posted net income of $126.3 million, adjusted EBITDA of $455.0 million(1) and a full-year adjusted EBITDA margin of 7.3%(1). These results were driven by strong execution throughout the organization, an improved macro-economy versus the prior year, the benefits of delivering higher value services, and the benefits of labor efficiencies.

We were able to successfully support our diversified client base across business & industry and technology & manufacturing and execute on our nimble operating model in education, aviation and technical solutions without interruption. Our delivery of critical services helped enable our clients to conduct their businesses, and also reflected the importance and resilience of our business during the COVID-19 pandemic.

We maintained our long-standing history of returning cash to our stockholders through the continuation of our cash dividend for the 55th consecutive year.  We increased our quarterly dividend 2.7% in fiscal 2021, reflecting the strength of our business and its cash generating abilities.

We amended our credit facility in June 2021 to increase our borrowing capacity by $500 million to $1.95 billion. This increase provides the Company increased liquidity to fund its strategic investments and reflects the confidence our lenders have in the long-term prospects of ABM.

We continued to put the safety and welfare of our team members first. We proactively managed safety protocols and supply chain demands as appropriate, to help protect the health of our employees and clients in an ever-changing environment. In particular, we have maintained flexibility with regard to supporting a remote work environment and limited Company travel, and have continued to increase the use of tools and technologies that allow employees to effectively perform their functions remotely.

We acquired Able Services in a transaction valued at $830 million. With annual revenue of $1.1 billion, we believe that Able Services is highly complementary to ABM, as it adds to our scale in engineering and janitorial services, which represent priority growth areas for us over the next five years.

We published our annual Sustainability Report, which emphasizes our ongoing commitment to a diverse, equitable and inclusive workplace, minimizing our impact on the environment and doing business in a responsible way.

ABM Industries Incorporated 2022 Proxy Statement     iii

We developed a new five-year strategy, called “ELEVATE” to create value and drive growth. ELEVATE was publicly announced in December 2021, and is designed to guide ABM’s investments in three key areas: the client experience, the team member experience, and ABM’s use of technology & data. We believe these investments will drive substantial and sustainable improvements to our operational and financial performance while improving both employee and client retention.

(1)

Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Reconciliations of these financial measures to the nearest GAAP financial measures are set forth in Appendix A to this Proxy Statement.

CORPORATE GOVERNANCE AND BOARD HIGHLIGHTS

Corporate Governance

Our Board is committed to thoughtful and independent representation of stockholder interests and corporate governance policies and practices that drive long-term stockholder value. The following points summarize certain aspects of our corporate governance:

✓	All directors and nominees other than Chief Executive Officer are independent	✓	Robust director and executive officer stock ownership guidelines
✓	Separate Chairman of Board and Chief Executive Officer	✓	Regular executive sessions of independent directors
✓	Director overboarding policy	✓	Risk oversight by Board and Committees
✓	Majority voting with resignation policy for directors in uncontested elections	✓	Declassified Board (subject to phase-out as described below)
✓	Board focused on refreshment and director succession planning	✓	Thorough annual Board and Committee self-evaluation process
✓	Diverse Board that provides a range of viewpoints	✓	Annual Board strategy meeting and review of Company’s strategic plan

Profile of our Board Members

Summary information about our Board is provided below:

	Business Leadership		Financial/Capital Allocation
10		10

	Service Industry Experience		Risk Oversight
8		9

	Other Public Company Board Experience		International Business Experience
10		9

	Human Capital
10

iv     ABM Industries Incorporated 2022 Proxy Statement

Independence and Tenure

Our Corporate Governance Principles provide that a majority of our directors must be independent. Our Board is comprised of independent directors, with the exception of Mr. Salmirs.

Our Board maintains an ongoing commitment to refreshment and proactive assessment of its collective skills, experience and perspectives. 50% of our current Board members have served on the Board for five or fewer years. The Board and the Governance Committee believe that this balance of experience, continuity and refreshment helps the Board most effectively serve the Company and its stockholders.

Diversity

Our Board and Governance Committee are committed to Board diversity: 40% of our Board members are female and 40% are ethnically or racially diverse.

ABM Industries Incorporated 2022 Proxy Statement     v

EXECUTIVE COMPENSATION HIGHLIGHTS

Our Compensation Practices

What We Do
• Design Compensation Programs to Pay for Performance
• Use Equity Awards for Long-Term Incentive and Retention
• Maintain a Clawback Policy
• Utilize Short-Term and Long-Term Performance-Based Incentives/Measures
• Use an Independent Compensation Consultant
• Require Significant Share Ownership and Retention by Executive Officers
• Limit Perquisites
• Use Double-Trigger Change-in-Control Arrangements
• Hold Annual Say-on-Pay Vote

What We Don’t Do
• No Fixed-Term Employment Agreements
• No Gross-Ups for Taxes
• No Repricing of Stock Options
• No Mid-cycle Adjustments to Performance Metrics
• No Hedging and Pledging of ABM Stock

Our Executive Compensation Programs

In fiscal year 2021, our compensation programs continued to reflect the compensation philosophy established by our Compensation Committee – one that is intended to align our executives’ compensation with our strategic goals, and motivate and retain executives who are critical to our future success and long-term performance. Key features of our compensation philosophy include:

►	Performance-Based – Tie significant portions of compensation to performance metrics that align to our short-term and long-term business goals;
►

Align with Stockholder Interests – Align each executive’s interests with stockholders’ interests by requiring significant stock ownership and paying a significant portion of compensation in equity subject to performance conditions and multi-year vesting requirements; and

►	Market Competitiveness – Attract and retain key executives who possess the capability to lead the business forward by providing innovative and effective service to our clients and customers.

Elements of Total Direct Compensation:

►	Base Salary – Fixed cash compensation with adjustments tied to individual responsibilities, performance and marketplace dynamics;
►	Annual Cash Incentive Program – Focuses on near-term performance objectives reflecting Company strategy;
►	Performance-Based Equity Grants – Aligns business objectives with longer-term stockholder interests; and
►	Time-Based Equity Grants – Fosters retention by delivering more stable value and continuity of leadership.

vi     ABM Industries Incorporated 2022 Proxy Statement

At-Risk Compensation

A significant portion of our executives’ compensation is at risk. At-risk compensation includes: annual cash incentive compensation (“bonus”), which is tied to annual financial and individual performance measures; performance-based equity awards, which are paid only if performance metrics established at the beginning of the three-year performance period are met; and time-based equity awards. Approximately 87% of our CEO’s compensation is at risk. An average of approximately 77% of our other named executive officers’ (“NEOs”) compensation is at risk.

CEO Compensation	Other NEO Compensation

ABM Industries Incorporated 2022 Proxy Statement     vii

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viii     ABM Industries Incorporated 2022 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE AND BOARD MATTERS
PROPOSAL 1—ELECTION OF SEVEN DIRECTOR NOMINEES TO SERVE ONE-YEAR TERMS
Nominees for Election to Serve as Directors for One-Year Term Expiring in 2023
Continuing Directors Whose Terms Expire in 2023
The Board of Directors
Corporate Governance
Identifying and Evaluating Nominees for Directors
Board Leadership Structure
Director Independence
The Board’s Oversight of Risk Management
The Board’s Role in Cybersecurity Risk Oversight
Corporate Social Responsibility and Sustainability
Mandatory Retirement
Outside Board Limits
Board Committees
Board and Committee Attendance in Fiscal Year 2021
DIRECTOR COMPENSATION FOR FISCAL YEAR 2021
2021 Non-Employee Director Compensation Elements
2021 Non-Employee Director Compensation Table
Non-Employee Director Deferred Compensation Plan
Director Stock Ownership Policy

ABM Industries Incorporated 2022 Proxy Statement     1

PROPOSAL 1—ELECTION OF SEVEN DIRECTOR NOMINEES TO SERVE ONE-YEAR TERMS

Proposal Summary

We are asking our stockholders to elect seven director nominees to serve on the Board for a one-year term and until their successors are duly elected and qualified. Information about the Board and each director nominee is included in this section. The number of directors is currently fixed at ten.

Board Recommendation

The Board unanimously recommends that you vote “FOR” each director nominee.  After consideration of each nominee’s qualifications, skills and experience, as well as his or her prior contributions to our Board, the Board believes that each nominee should continue to serve on the Board.

Voting

Unless contrary instructions are received, the shares represented by a properly executed proxy will be voted “FOR” each of the director nominees presented below. If, at the time of the Annual Meeting, one or more of the director nominees has become unavailable to serve, the shares represented by proxies will be voted for the remaining nominees and for any substitute director nominee or nominees designated by the Board unless the size of the Board is reduced. The Board knows of no reason why any of the director nominees will be unavailable or unable to serve.

Director nominees are elected by stockholders by a majority of the votes cast. This means that the number of shares voted “for” a director’s election must exceed 50% of the number of votes cast on the issue of that director’s election at a stockholder meeting as more fully described under “Questions and Answers About the Proxy Materials and the 2022 Annual Meeting” of this Proxy Statement. Any nominee standing for re-election who does not receive a majority of votes cast “for” his or her re-election will be required to tender his or her resignation promptly following the failure to receive the required vote. The Governance Committee will then make a recommendation to the Board as to whether the Board should accept the resignation, and the Board will decide whether to accept the resignation.

Board Declassification

Our Board, which currently consists of ten directors, historically was divided into three classes. As approved by the Company’s stockholders at the 2020 Annual Meeting of Stockholders, the Board is in the process of being declassified over a three-year phase-out period. All director nominees whose terms expire at the Annual Meeting will be, if elected by our stockholders, elected to hold office for a term of one year, or until their successors are duly elected and qualified in accordance with our Amended and Restated Bylaws (the “Bylaws”). At the 2023 Annual Meeting of Stockholders, all director nominees elected by our stockholders will be elected to hold office for a term of one year, or until their successors are duly elected and qualified in accordance with our Bylaws, and there will cease to be Board classes at such time.

2     ABM Industries Incorporated 2022 Proxy Statement

Nominees for Election to Serve as Directors for a One-Year Term Expiring in 2023

Quincy L. Allen	Director Since 2021	Age 61
Former Chief Marketing Officer of IBM Cloud, IBM Corporation

Mr. Allen is former chief marketing officer of IBM Cloud at IBM Corporation (NYSE: IBM), an international technology solutions company, a position he held from 2015 until his retirement in 2018. Prior to joining IBM, Mr. Allen served as chief marketing and strategy officer at Unisys Corporation (NYSE: UIS) from 2012 to 2015. He previously served as chief executive officer of Vertis Communications, a direct marketing and advertising company, a position held from 2009 to 2010. Prior to Vertis Communications, Mr. Allen held several leadership positions with Xerox Corporation, including serving as president of the Global Services and Strategic Marketing Group and president of Production Systems Group, as well as vice president of Xerox Corporation. Mr. Allen has served on the board of The ODP Corporation (Office Depot) (NASDAQ: ODP) since 2020, the Lumen Technologies Corporation (NYSE:LUMN) since 2021, and previously served on the boards of NCR Corporation (NYSE: NCR) from 2009 to 2012 and Gateway, Inc. from 2006 to 2007.

Mr. Allen’s qualifications to serve on the Board include his extensive operational and technology experience at major multinational corporations, and background in business development. Mr. Allen also brings public company experience to our Board.

LeighAnne G. Baker	Director Since 2018	Age 63
Former Senior Vice President and Chief Human Resources Officer, Cargill, Inc.

Ms. Baker is former senior corporate vice president and chief human resources officer of Cargill, Inc. (“Cargill”), a global food and agricultural company, a position she held from 2014 until her retirement in 2020. She served as a member of the executive team and was responsible for Cargill’s global human resources strategy and practices. Prior to joining Cargill in 2014, she served as executive vice president and chief human resources officer of Hertz Global Holdings, Inc. (NASDAQ GS: HTZ) from 2007 to 2014. Before joining Hertz, Ms. Baker was senior vice president, global human resources of The Reynolds & Reynolds Company, a leading provider of automotive dealer management systems, from 2005 to 2007. She also served in various management and leadership roles at The Timken Company from 1981 to 2005. Ms. Baker has served on the board of Pactive Evergreen (NASDAQ: PTVE), a manufacturer and distributor of foodservice, food merchandising products and fresh beverage cartons, since 2020, where she serves as chair of the Compensation Committee and as a member of the Audit Committee.

Ms. Baker’s qualifications to serve on our Board include many years of executive experience for large enterprises, providing extensive expertise in global human resources management, leadership development and large-scale organizational change.

ABM Industries Incorporated 2022 Proxy Statement     3

Linda Chavez	Director Since 1997	Age 74
Senior Fellow, Niskanen Center

Ms. Chavez is senior fellow at the Niskanen Center, a public policy organization, where she focuses on politics and public policy, and at the National Immigration Forum, where she focuses on immigration reform. Additionally, she is founder and chairman of the Center for Equal Opportunity, a position she has held since 2006. Prior to her appointment as chairman, Ms. Chavez served as president of the Center for Equal Opportunity from 1995 through 2005. Ms. Chavez was a director of Pilgrim’s Pride Corporation from 2004 to 2008, where she served on the audit committee. Previously, she was a director of Greyhound Lines, Inc. from 1995 to 1999, when it was acquired by another company. Ms. Chavez has held numerous appointed positions, including chief executive officer of the National Commission on Migrant Education from 1988 to 1992, chief executive officer of the U.S. Commission on Civil Rights from 1983 to 1985, and White House director of public liaison in 1985. In 1992, she was elected by the United Nations Commission on Human Rights to serve a four-year term as U.S. Expert to the U.N. Sub-Commission on the Prevention of Discrimination and Protection of Minorities. She is a 2006 graduate of the UCLA Anderson Graduate School of Management Director Training and Certification Program, served on the advisory board of the Outstanding Directors Exchange in 2008 and 2009, and served on the board of Research Electro-Optics, a privately held company, from 2012 to 2018. Ms. Chavez also serves or has served on numerous nonprofit boards. She is an author, television commentator and frequently writes about public policy issues.

Ms. Chavez’s qualifications to serve on our Board include her extensive knowledge of, and experience in, government relations, and her leadership skills and corporate governance experience gained during her service as a public company director and her involvement with nonprofit organizations. Ms. Chavez brings valuable public company board experience, compensation expertise, financial experience, public policy experience, and government and government relations experience to our Board.

Art A. Garcia	Director Since 2017	Age 60
Former Executive Vice President and Chief Financial Officer, Ryder System, Inc.

Mr. Garcia retired in 2019 as the executive vice president and chief financial officer of Ryder System, Inc. (NYSE: R), a $8.4 billion commercial fleet and supply chain management solutions company (“Ryder”), a position he had held since 2010. Previously, Mr. Garcia served as senior vice president, controller and chief accounting officer of Ryder from 2005 to 2010. Mr. Garcia joined Ryder in 1997 as senior manager of corporate accounting. He later served as director of corporate accounting and, subsequently, as group director of accounting services. Prior to joining Ryder, Mr. Garcia spent 14 years with the Miami office of the accounting firm Coopers & Lybrand LLP as senior manager of business assurance. Mr. Garcia has served on the board of Elanco Animal Health (NYSE: ELAN), a $3.3 billion provider of products and services to improve animal health production in more than 90 countries around the world since 2019, and serves as a member of the Audit and Finance Committee and the Oversight Committee, and on the board of American Electric Power (NASDAQ: AEP), a $14.9 billion electric public utility company, delivering electricity and custom energy solutions since 2019, where he serves as chair of the Finance Committee and a member of the Audit and Director & Governance Committees.

Mr. Garcia’s qualifications to serve on our Board include his extensive business, financial and management experience and his experience as a senior financial officer. Mr. Garcia brings valuable accounting, financial management and supply chain experience to our Board.

4     ABM Industries Incorporated 2022 Proxy Statement

Jill M. Golder	Director Since 2019	Age 59
Former Senior Vice President and Chief Financial Officer, Cracker Barrel Old Country Store, Inc.

Ms. Golder is former senior vice president and chief financial officer of the restaurant and gift store chain Cracker Barrel Old Country Store, Inc. (NASDAQ: CBRL), a position she held from 2016 until her retirement in 2020. She previously served in finance leadership roles at Ruby Tuesday, Inc. from 2013 to 2016, including as executive vice president and chief financial officer from 2014 to 2016. Ms. Golder served in progressively more responsible finance positions during her 23 years at Darden Restaurants, Inc., including senior vice president finance for Olive Garden, senior vice president finance of Smokey Bones, senior vice president finance of Specialty Restaurant Group and senior vice president of Red Lobster. Ms. Golder has served on the board of Sysco, Inc. (NYSE: SYY), a global leader in selling, marketing and distributing food and non-food products to restaurants, healthcare and educational facilities, lodging establishments and other customers around the world since 2021, and serves as a member of the Audit and the Technology Committees, and served on the board of IZEA Worldwide, Inc. (NASDAQ: IZEA), an influencer marketing technology company, in 2021, and from 2015 to 2019.

Ms. Golder’s qualifications to serve on our Board include her extensive financial experience in a variety of leadership roles at various major, multinational companies. Ms. Golder also brings public company experience to our Board.

Sudhakar Kesavan	Director Since 2012	Age 67
Former Chief Executive Officer and Chairman, ICF International, Inc.

Mr. Kesavan is former chief executive officer and executive chairman of ICF International, Inc. (NASDAQ: ICFI), a leading provider of consulting services and technology solutions to government and commercial clients (“ICF International”). He served as chairman and chief executive officer from 1999 to 2019 and as executive chairman from 2019 until his retirement in 2020. Previously, Mr. Kesavan served as the president of ICF Consulting Group, a subsidiary of ICF Kaiser, from 1997 to 1999. Mr. Kesavan serves on the boards of Inova Health Systems, a not-for-profit healthcare system based in Northern Virginia, Cadmus Group and Dexis, serves as board member emeritus for Northern Virginia Technology Council and serves as a trustee of the Shakespeare Theater Company in Washington, DC.

Mr. Kesavan’s qualifications to serve on our Board include his leadership and operational experience gained from serving as a chief executive officer and director of another public company. Mr. Kesavan brings valuable experience leading both organic growth and acquisition activities, a thorough understanding of corporate governance, compensation expertise, and operations, industry, public company board, financial, mergers and acquisitions, government and government relations, and global operations experience to our Board.

ABM Industries Incorporated 2022 Proxy Statement     5

Scott Salmirs	Director Since 2015	Age 59
President and Chief Executive Officer, ABM Industries Incorporated

Mr. Salmirs is president and chief executive officer of the Company, a position he has held since 2015. Previously, he served as executive vice president of the Company from 2014 to 2015, with global responsibility for the Company’s aviation division and all international activities. Mr. Salmirs served as executive vice president of ABM Janitorial Services – Northeast from 2003 to 2014. Prior to joining the Company, Mr. Salmirs held various leadership positions at Goldman, Sachs & Company (NYSE: GS), Lehman Brothers, Inc., and CBRE Group (NYSE: CBRE). Mr. Salmirs has served as a director of ICF International (NASDAQ: ICFI) since 2021, where he serves on the Governance and Nominating Committee and the Human Capital Committee. He also serves on the board of Outreach, a New York nonprofit organization dedicated to rehabilitating teens with substance abuse issues, is a founding board member of Donate Eight, a nonprofit group associated with LiveOnNY, and also serves on the Business Advisory Council for the business program at SUNY Oneonta.

Mr. Salmirs’ qualifications to serve on our Board include his experience in the facility services industry, and his knowledge of and perspective on the Company as its president and chief executive officer. Mr. Salmirs brings valuable leadership skills and operations, financial management, industry, mergers and acquisitions, sales and marketing, and global operations experience to the Board.

Continuing Directors Whose Terms Expire in 2023

Donald F. Colleran	Director Since 2018	Age 66
President and Chief Executive Officer, FedEx Express, a subsidiary of FedEx Corporation

Mr. Colleran is president and chief executive officer of FedEx Express, a subsidiary of FedEx Corporation, a global provider of supply chain, transportation, business and related information services, a position he has held since 2019. From 2017 to 2019, Mr. Colleran was executive vice president and chief sales officer of FedEx Corporation. He also serves on the FedEx Corporation Strategic Management Committee, which sets the strategic direction for FedEx. Mr. Colleran joined FedEx in 1989, where he has served in a variety of leadership roles including executive vice president, global sales of FedEx Services from 2006 through 2016. He has served as a director of EastGroup Properties, Inc. (NYSE: EGP), an equity real estate investment trust, since 2017, and serves as a member of the Compensation Committee and Nominating and Corporate Governance Committee.

Mr. Colleran’s qualifications to serve on our Board include his extensive experience in a variety of leadership roles at a major, multinational company, including business, sales, leadership, and global operations. Mr. Colleran also brings public company experience to our Board.

6     ABM Industries Incorporated 2022 Proxy Statement

Thomas M. Gartland	Director Since 2015	Age 64
Executive Chairman, SGL TransGroup; Former President, North America of Avis Budget Group, Inc.

Mr. Gartland has been the executive chairman of SGL TransGroup, a privately-held global freight forwarder, since 2017, where he serves as a member of the Audit Committee and Compensation Committee. Mr. Gartland retired in 2014 from his role as president, North America for Avis Budget Group, Inc., a leading global provider of vehicle rental services, a position he had held from 2011 to 2014. Previously, he was executive vice president, Sales, Marketing and Customer Care at Avis Budget Group, Inc. from 2008 to 2011, where he developed the overall strategic direction for marketing and sales. Mr. Gartland was employed by JohnsonDiversey, Inc. from 1994 to 2008, in various high-level capacities, including as president of the company’s North American region from 2003 to 2008, vice president, Sales, Health and Hospitality from 2002 to 2003, vice president, Business Development from 1998 to 2002, with various positions of increasing responsibility within the company from 1994 to 1998. Prior to that, Mr. Gartland served as vice president and director of national accounts at Ecolab, Inc. from 1980 to 1994. Mr. Gartland has served on the board of directors of Xenia Hotels & Resorts, Inc. (NYSE: XHR), a self-advised and self-administered REIT that invests primarily in premium full-service, lifestyle and urban upscale hotels, since 2015 and serves as chair of the Compensation Committee.

Mr. Gartland’s qualifications to serve on our Board include his extensive experience in senior executive positions at major, multinational companies, including sales, operations, financial management, leadership, and mergers and acquisitions. He also brings public company board experience to our Board.

Winifred (Wendy) M. Webb	Director Since 2014	Age 63
Founder, Kestrel Corporate Advisors; Former Senior Executive at Ticketmaster and The Walt Disney Company

Ms. Webb founded Kestrel Corporate Advisors, an advisory services firm, counseling organizations on strategic business issues, in 2013. From 2010 to 2013, she was managing director for Tennenbaum Capital Partners. Ms. Webb was a member of the corporate executive team for Ticketmaster from 2008 to 2010. She served for 20 years with The Walt Disney Company, from 1988 to 2008, in various senior positions including corporate senior vice president of investor relations and shareholder services, and governance outreach. She was also executive director for The Walt Disney Company Foundation. Before Disney, she held roles in investment banking. She has served on the boards of directors of Wynn Resorts, Limited (NASDAQ: WYNN) since 2018, serving as chair of the Audit Committee, and AppFolio, Inc. (NASDAQ: APPF) since 2019, where she is chair of the Audit Committee and a member of the Nominating and Corporate Governance, and Risk and Compliance Oversight Committees. Ms. Webb also has served on the board of trustees of American Homes 4 Rent (NYSE: AMH), since 2019, and is a member of the Human Capital and Compensation, and Nominating and Corporate Governance Committees. She previously served on the boards of 9 Spokes International Ltd. (2015 to 2018), TiVo Inc. (2016), Jack in the Box Inc. (2008 to 2014), and nonprofit PetSmart Charities, Inc. (2014 to 2016). She served as co-chair of nonprofit WomenCorporateDirectors, LA/OC Chapter (2017 to 2020). Ms. Webb has been recognized as an NACD Directorship 100 honoree, a WomenInc. Most Influential Corporate Board Director, and a Directors & Boards Director to Watch.

Ms. Webb’s qualifications to serve on our Board include her experience in senior management at global public companies and her experience in the global financial services industry. Ms. Webb brings valuable public company board, investor relations, communications, media and public relations, treasury, corporate governance, global operations, corporate social responsibility, strategic planning, mergers and acquisitions, investment banking and capital markets experience to our Board.

ABM Industries Incorporated 2022 Proxy Statement     7

The Board of Directors

Name and Principal Occupation	Age	Director since	Independent	Committee memberships
				AC	CC	GC	SER

Quincy L Allen Former Chief Marketing Officer of IBM Cloud, IBM Corporation	61	2021	Yes	✓

LeighAnne G. Baker Former Senior Vice President and Chief Human Resources Officer, Cargill, Inc.	63	2018	Yes		‡		✓

Linda Chavez Senior Fellow, Niskanen Center	74	1997	Yes		✓	✓

Donald F. Colleran President and Chief Executive Officer of FedEx Express, a subsidiary of FedEx Corporation	66	2018	Yes		✓		✓

Art A. Garcia Former Executive Vice President and Chief Financial Officer, Ryder System, Inc.	60	2017	Yes	‡*			✓

Thomas M. Gartland Executive Chairman of SGL TransGroup; Former President, North America of Avis Budget Group, Inc.	64	2015	Yes		✓	‡

Jill M. Golder Former Chief Financial Officer, Cracker Barrel Old Country Store, Inc.	59	2019	Yes	✓*		✓

Sudhakar Kesavan† Former Executive Chairman, ICF International, Inc.	67	2012	Yes			✓

Scott Salmirs President and Chief Executive Officer, ABM Industries Incorporated	59	2015	No

Winifred (Wendy) M. Webb Founder, Kestrel Corporate Advisors; Former Senior Executive at Ticketmaster and The Walt Disney Company	63	2014	Yes	✓*			‡

Legend:

AC – Audit Committee: CC – Compensation Committee; GC – Governance Committee; SER – Stakeholder and Enterprise Risk Committee

†	Indicates Board Chair
‡	Indicates Committee Chair
*	Indicates Audit Committee Financial Expert

Corporate Governance

Our Board has adopted Corporate Governance Principles that reflect our commitment to sound corporate governance and the role of governance in building long-term stockholder value. Our Corporate Governance Principles, which include our independence standards, can be found on our website at http://investor.abm.com/corporate-governance.cfm. Other information relating to our corporate governance is also available on our website at the same address, including our Bylaws, our Code of Business Conduct, and the Charters of our Audit Committee, Compensation Committee, Governance Committee, and Stakeholder and Enterprise Risk Committee. These documents are also available in printed hard-copy format upon written request to the Corporate Secretary at the Company’s corporate headquarters.

Identifying and Evaluating Nominees for Directors

Our Board is responsible for selecting nominees for election as directors. The Board delegates the screening process to the Governance Committee with the expectation that other members of the Board will participate in this process, as appropriate. The Governance Committee does not have specific minimum qualifications that must be met for a potential candidate to be nominated to serve as a director of the Company. The Governance Committee periodically reviews the skills and types of experience that it believes should be represented on the Board in light of the Company’s current

8     ABM Industries Incorporated 2022 Proxy Statement

business needs and strategy. The Governance Committee then uses this information to consider whether all of the identified skills and experience are represented on the Board. Based upon its review, the Governance Committee may recommend to the Board that the expertise of the current members should be supplemented. The Governance Committee takes these factors into account when looking for candidates for the Board. Candidates recommended by the Governance Committee are subject to approval by the full Board. Our Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are anticipated because of retirement or otherwise. In the event that any vacancy is anticipated, or otherwise arises, the Governance Committee considers various potential candidates for director.

Our Governance Committee recommends to the Board the criteria for director candidates, and the Board establishes the criteria. The Governance Committee is also responsible for reviewing with the Board the requisite skills and characteristics of new Board candidates and current Board members in the context of the current composition of the Board.

In analyzing director nominations and director vacancies, our Governance Committee seeks to recommend candidates for director positions who will create a collective membership on the Board with varied experience, backgrounds and perspectives, including the specific qualifications of industry knowledge; accounting and finance; management; leadership; business strategy and operations; corporate governance; other public board experience; and risk management, and also seeks diversity in its directors, including but not limited to diversity in the areas of race, ethnicity, national origin, gender, and age.

With individual members of the Board, the Governance Committee seeks individuals that have leadership in other organizations and have significant experience in a specific area or endeavor, and who understand the role of a public company director and can provide insights and practical wisdom based on their experience and expertise.

The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director, such as professional search firms and the relationships of current directors. In the case of a search firm, the Governance Committee will pay a fee for such a firm to assist it in the recruitment and identification of potential candidates for the Board. The Governance Committee generally provides the search firm with guidance as to the qualifications, qualities and skills that the Governance Committee is seeking in potential candidates, and the search firm identifies candidates for the Governance Committee’s consideration. When identifying new candidates for Board membership, the Governance Committee includes, and requests that any such search firm it engages include, highly qualified women and racially and ethnically diverse persons in the initial pool from which potential director candidates are chosen in accordance with the Corporate Governance Principles. Mr. Allen, a nominee for election at the Annual Meeting, was elected to the Board in 2021 and initially recommended to the Governance Committee by a search firm that also presented several other candidates for consideration. After the Governance Committee evaluated Mr. Allen’s candidacy for the Board (including, without limitation, through his interviews with directors, completion of a questionnaire and related procedures), it then determined to recommend him to the Board for election.

Candidates may also come to the attention of the Governance Committee through stockholders or other persons. The Governance Committee will consider such candidates on the same basis and in the same manner as it considers all director candidates.  Stockholders wishing to submit candidates for election as directors should provide the names of such candidates to the Corporate Secretary, ABM Industries Incorporated, One Liberty Plaza, New York, New York 10006. See “Questions and Answers About the Proxy Materials and the 2022 Annual Meeting” for more information on submitting stockholder director nominations to the Company.

Our directors are expected to prepare for, attend and participate in Board meetings and meetings of the Committees of the Board on which they serve. They are also expected to meet as frequently and spend as much time as necessary to properly discharge their responsibilities and duties as directors and to arrange their schedules so that other existing and planned future commitments do not materially interfere with their service as a director. Directors who are full-time employees of ABM or who serve as chief executive officers or in equivalent positions at other public companies may not serve on the boards of more than one other publicly traded company. Other directors may not serve on the boards of more than three other publicly traded companies. Service on other boards and other commitments are considered by the Governance Committee and the Board when reviewing Board candidates.

Board Leadership Structure

The Company currently has separate persons serving as its Chairman and its Chief Executive Officer, in recognition of the differences between the two roles. The Chief Executive Officer (Mr. Salmirs) has general and active management over the business and affairs of the Company, subject to the control of the Board. The Chairman of our Board (Mr. Kesavan) is charged with presiding over all meetings of the Board and our stockholders, as well as providing advice and counsel to the Chief Executive Officer, coordinating the preparation of agendas, keeping directors informed of matters impacting the Company, and maintaining contact with the Company’s General Counsel.

ABM Industries Incorporated 2022 Proxy Statement     9

The Board believes that at this time, the separation of these roles is the most appropriate and effective leadership structure, because this structure best serves the Board’s ability to carry out its roles and responsibilities on behalf of ABM's stockholders, including the Board’s oversight of ABM's management and ABM's overall corporate governance. The Board also believes that the current structure allows our Chief Executive Officer to focus on most effectively managing ABM.

Director Independence

Our Corporate Governance Principles provide that a majority of our directors must be independent; Further, the Committee Charters for our Audit Committee, Compensation Committee, Governance Committee, and Stakeholder and Enterprise Risk Committee require all members be independent. Each year, our Governance Committee reviews the independence of each of our directors under applicable New York Stock Exchange (“NYSE”) listing standards and considers any current or previous employment relationships as well as any transactions or relationships between our Company and our directors or any members of their immediate families (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder). The purpose of this review is to determine whether any relationships or transactions exist that preclude a director from being deemed independent under applicable NYSE listing standards or are otherwise inconsistent with a determination that the director is independent.

Our Governance Committee has affirmatively determined and recommended to our Board, and the Board has affirmatively determined, that each of our currently-serving directors and director nominees (including Messrs. Allen, Colleran, Garcia, Gartland, and Kesavan and Mmes. Baker, Chavez, Golder, and Webb) other than Mr. Salmirs, our Chief Executive Officer, is independent under applicable NYSE and Securities and Exchange Commission (“SEC”) rules and regulations.

The Board’s Oversight of Risk Management

Company management is responsible for day-to-day risk management activities. The Board, acting directly and through its committees, is responsible for the oversight of the Company’s risk management. Our management has implemented an enterprise risk management (ERM) process designed to work across the Company to identify, assess, govern and manage risks and the Company’s response to those risks.

Our Stakeholder and Enterprise Risk Committee assists the Board in fulfilling its oversight responsibilities relating to the Company’s identification, evaluation and mitigation of strategic and operational risks, and relating to the Company’s ERM program. The Stakeholder and Enterprise Risk Committee also (i) oversees risks related to the Company’s policies and practices related to certain social issues, including, but not limited to, diversity, culture and inclusion, employee engagement, talent development and safety, (ii) receives and reviews presentations on selected risk topics, including emerging risks, and (iii) provides oversight to management relating to stakeholder risks, including, but not limited to, risks related to social, environmental and cybersecurity matters.

Our Audit Committee reviews and discusses guidelines and policies with respect to risk assessment and risk management, the Company’s major financial risk exposures (including risks relating to the Company’s accounting, reporting and financial practices, including financial controls) and the steps management has taken to monitor and control these exposures.  The Audit Committee also assists the Board in its oversight of the Company’s compliance with legal and regulatory requirements.

Our Compensation Committee reviews and assesses annually risks arising from the Company’s compensation policies and practices for its employees and whether any such risks are reasonably likely to have a material adverse effect on the Company, as further discussed in “Compensation Discussion and Analysis” later in this Proxy Statement.

Our Governance Committee reviews and assesses risks associated with board structure and other corporate governance policies and practices, and whether any such risks are reasonably likely to have a material adverse effect on the Company.

In fulfilling their oversight responsibilities, all committees receive regular reports on their respective areas of responsibility from members of management. Each committee reports regularly to the full Board on its activities, including on matters relating to risk oversight. In addition, the Board participates in regular discussions in executive sessions led by the Chairman of the Board and with the Company’s senior management on many key subjects, including strategy, industry group performance, operations, information systems, finance, and legal.

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The Board’s Role in Cybersecurity Risk Oversight

Enterprise cybersecurity risk management is an important focus of our Board. The Company’s Chief Security Information Officer provides regular reports and updates at meetings of the Stakeholder and Enterprise Risk Committee and the Board throughout the year. Such reports cover the Company’s information technology cybersecurity training and awareness program, including NIST framework alignment, maturity road-mapping, external third-party risk, summaries of internal cyber/phishing related trainings provided to employees, as well as the evolving cybersecurity threat landscape. Additionally, these reports may include summaries of mitigation plans (for example, disaster recovery, business continuity, crisis and incident response planning), as well as the testing or validation of the effectiveness of such plans both internally and via third-party subject matter experts.

Corporate Social Responsibility and Sustainability

Our Company’s mission is to make a difference every person, every day. We aim to integrate corporate responsibility seamlessly into and within our business practices and our overall corporate strategy, including by leveraging sustainable operations to create value and support the long-term success of our business, stockholders, team members and clients. Our sustainability strategy is guided by the following three strategic axes:

To ensure the comprehensive development and execution of our sustainability strategy, we maintain an active dialogue with our diverse stakeholders - our clients, vendors, employees, investors, and the communities in which we live and work. Through these engagements, we identify and prioritize the material environmental, social and governance (“ESG”) issues that impact our business through a materiality assessment verified by an independent, third-party consultant, and we adhere to the principles of inclusion, materiality, responsiveness in alignment with the AA100 principles.

Sustainability and ESG Governance

During the 2020 fiscal year, our Board enhanced its oversight commitment to social, environmental, and public policy matters through the formation of the Board’s Stakeholder and Enterprise Risk Committee, comprised entirely of independent members of our Board. Our Company’s Chief Culture and Communications Officer leads a team that includes a dedicated Corporate Sustainability Manager and Global Head of Diversity and Inclusion. This team regularly reports to the Stakeholder and Enterprise Risk Committee on topics such as the performance of the sustainability

ABM Industries Incorporated 2022 Proxy Statement     11

strategy and ESG ratings, as well as key initiatives. This team also works closely with key departments across the enterprise, including procurement, operations, human resources and legal to ensure alignment on the implementation of sustainability and ESG initiatives, and also to ensure overall strategic alignment.

Doing Business in a Responsible Way

Since its inception more than 100 years ago, ABM has been committed to ethical business practices, and we have developed our Code of Business Conduct to ensure ABM’s principles of respect, integrity, collaboration, innovation, trust and excellence are applied throughout our operations. Our Code of Business Conduct covers topics including conflicts of interest, duty of loyalty, gifts and gratuities, bribery and corruption and harassment and discrimination, among others.  We reinforce these practices through an annual comprehensive training and certification program on our Code of Business Conduct for our Board and all of our staff and management employees.

We also maintain a Supplier Code of Conduct, reflecting the policies of ABM concerning compliance with all applicable laws, respect for human rights, environmental conservation and the safety of products and services.

Through our GreenCare® program, ABM is strongly committed to bring sustainable services to our clients and to become a key strategic partner on their quest to achieve their facilities’ sustainability goals on carbon emissions reduction, improvement of energy efficiency and waste diversion rates, as well as implementation of environmentally friendly cleaning practices.

Ensuring our Employees’ Well-Being

Our human capital strategy is centered on our values and our employees; we prioritize our human capital development in order to do business in a responsible way and ensure our employees’ are treated in a fair and respectful manner and have significant opportunity for success. The execution of this strategy is overseen at the highest levels of our organization, from our Board, our Board’s Stakeholder and Enterprise Risk Committee, and across our senior management.

Delivering a safe workspace where our people feel valued and able to develop their potential is one of our main drivers to make a difference, and the cornerstone of our comprehensive risk management and safety program is safety awareness. We have established a “safety-first” culture through various programs and initiatives including, but not limited to, incorporation into our daily shift protocols, training, and alignment with our corporate incentive plans.

Our online training platform, ABM University, provides our staff and management employees with access to a multitude of training courses, videos, reference material, and other tools. Outside of ABM University, our frontline employees receive on-the-job training to ensure we are executing for our clients.

At ABM, we know that a diverse workforce is essential to success. As a federal contractor, we are an Equal Opportunity and Affirmative Action employer in compliance with the requirements of the Executive Order 11246 of the Rehabilitation Act of 1973 and the Vietnam Era Veterans’ Readjustment Assistance Act. We are committed to ensuring that everyone from every background is seen, heard and valued at ABM. Therefore, we have established an executive leader-sponsored Culture and Inclusion Council and have engaged an internal Diversity, Equity and Inclusion manager to implement initiatives that nurture an inclusive workplace.

Managing our Environmental Footprint

We recognize our role on limiting our impact on the environment and we work on improving our environmental reporting processes to ensure the accuracy of the information we report. Also, we are committed to reduce our greenhouse gas emissions in line with the commitments undertaken in the Paris Agreement. As a result, we have renewed our carbon reduction targets in alignment with the Science Based Targets initiative methodology.

Since 2011, we have voluntarily published a Sustainability Report on an annual basis in alignment with the Global Reporting Initiative framework, and since 2020 in alignment with the Sustainability Accounting Standards Board guidelines, to address our business, our employees, and the environment. More information can be found in the corporate sustainability section of our corporate website.

Mandatory Retirement

The Board has adopted a retirement policy for directors who attain the age of 73, subject to waiver by the Board if the Governance Committee and Board each deem a director’s continued service is in the best interests of the Company.

The Board, upon the recommendation of the Governance Committee (with Ms. Chavez abstaining in both cases), waived such retirement provision with respect to Ms. Chavez, to allow her to be nominated for election to the Board at

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the Annual Meeting.  In making this determination, the Governance Committee and the Board considered the following:

•

In light of the Company’s acquisition of Able Services, the Board determined that Ms. Chavez’s experience in prior acquisitions and integrations would be invaluable as the Company continues to integrate the Able Services business and former Able Services employees into ABM and its culture;

•	Ms. Chavez’s outstanding contributions to the Board in areas such as human capital, corporate governance, and executive compensation, given her significant experience in these areas; and
•	The importance of maintaining continuity on the Board in light of the ongoing impacts of the COVID-19 pandemic.

Outside Board Limits

We limit the number of other public company boards our directors may join to ensure that our directors are able to rigorously prepare for and participate in Board and Committee meetings, to ask direct questions and require straight answers, and to spend the time needed, including by meeting as frequently as necessary, to properly discharge their responsibilities and duties as directors. Directors who are fulltime employees of the Company or who serve as chief executive officers or equivalent positions at other public companies may not serve on more than one other board of a publicly-traded company. Other directors may not serve on more than three other boards of public companies. Any director seeking to join the board of directors of another public company or for-profit organization must first notify the Governance Committee before accepting an invitation to serve on another board.

Board Committees

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee and the Stakeholder and Enterprise Risk Committee. Each committee is composed solely of independent directors, meets periodically throughout the year, reports its actions and recommendations to the Board, receives reports from senior management, meets regularly in executive session, annually evaluates its performance and has the authority to retain outside advisors. Annually, or more frequently, as needed, our Governance Committee reviews committee assignments and makes recommendations to the Board with respect to committee membership, taking into consideration each director’s qualifications and the desire to refresh committee membership. The primary responsibilities of each committee, as well as membership of each committee, as of the date of this Proxy Statement, are summarized below. Each committee is governed by a charter, which sets forth the applicable responsibilities for each committee. For more information, see the committee charters on the corporate governance section of our website at http://investor.abm.com/corporate-governance.cfm.

Audit Committee

Art A. Garcia, Chair Quincy L. Allen Jill M. Golder Winifred M. Webb	Key Oversight Responsibilities

	•	Appointment, compensation, retention and oversight of the work of the independent auditor, including review of audit/nonaudit services provided
	•	Scope and results of the independent auditor’s audit
	•	Review of financial reporting activities, including quarterly and annual financial statements, and accounting standards/principles used
	•	Internal audit functions
	•	Disclosure controls and internal controls

The Board has determined that each member of the Audit Committee is independent and financially literate and that Mr. Garcia, Ms. Golder and Ms. Webb each qualifies as an “audit committee financial expert” under applicable SEC rules.

The Audit Committee met seven times in fiscal year 2021.

ABM Industries Incorporated 2022 Proxy Statement     13

Compensation Committee

LeighAnne G. Baker, Chair Linda Chavez Donald F. Colleran Thomas M. Gartland	Key Oversight Responsibilities

	•	Approve CEO compensation and conduct performance evaluation
	•	Approve other non-CEO executives’ compensation
	•	Approve equity plans and awards
	•	Review of compensation structure
	•	Approve executive employment and severance agreements

The Compensation Committee met seven times in fiscal year 2021.

Governance Committee

Thomas M. Gartland, Chair Linda Chavez Jill M. Golder Sudhakar Kesavan	Key Oversight Responsibilities

	•	Director recruitment
	•	Corporate governance
	•	Board committee structure, membership and evaluations of Board and committees
	•	Director compensation
	•	Executive and Board succession planning, to the extent not conducted by the full Board

The Governance Committee met six times in fiscal year 2021.

Stakeholder and Enterprise Risk Committee

Winifred M. Webb, Chair LeighAnne G. Baker Donald F. Colleran Art A. Garcia	Key Oversight Responsibilities

	•	Social matters, including, but not limited to, diversity, culture and inclusion, employee engagement, talent development and safety, and risks related to such matters
	•	Environmental issues, including, but not limited to, sustainability and climate change
	•	Assist the Board in its oversight of the Company’s enterprise risk management program
	•	Assist the Board in fulfilling its oversight responsibilities relating to the Company’s identification, evaluation and mitigation of strategic and operational risks

The Stakeholder and Enterprise Risk Committee met three times in fiscal year 2021.

Board and Committee Attendance in Fiscal Year 2021

During fiscal year 2021, the Board held nine meetings. Together, the directors attended 99% of the meetings of the Board and 100% of the committees on which the directors served during fiscal year 2021. Each director attended 95% or more of the aggregate of: (i) the total number of meetings held by our Board (during the period for which he or she was a director); and (ii) the total number of meetings held by all Board committees on which he or she served (during the period for which he or she served).

Our Board meets in executive session during each regularly scheduled Board meeting, with the Chairman of the Board presiding at such executive sessions, and may meet in executive session during specially called meetings.

We do not have a policy regarding directors’ attendance at our annual meetings of stockholders; however, all directors are encouraged to attend.  Our directors generally attend our annual meetings of stockholders, absent a conflict or other extenuating circumstances. Nine of our ten directors attended the 2021 Annual Meeting of Stockholders.

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DIRECTOR COMPENSATION FOR FISCAL YEAR 2021

ABM compensates non-employee directors through a combination of annual cash retainers, fees relating to chairing or serving on a committee, and equity grants. ABM also reimburses its directors for out-of-pocket expenses incurred in attending Board and Committee meetings. Equity awards to non-employee directors in fiscal year 2021 were granted under our stockholder-approved 2006 Equity Incentive Plan. The Governance Committee reviews the compensation of non-employee directors periodically and recommends changes to the Board whenever it deems appropriate. Semler Brossy Consulting Group, LLC (“Semler Brossy”), the Compensation Committee’s independent consultant, periodically provides information regarding non-employee director compensation to the Governance Committee. No changes were made to non-employee director compensation in fiscal year 2021.

2021 Non-Employee Director Compensation Elements

Compensation Element	2021 Compensation Program
Annual Board Cash Retainer	• $175,000 for Chairman of the Board • $80,000 for other non-employee directors
Annual Board Equity Retainer	• $175,000 for Chairman of the Board (vesting after one year from grant date) • $125,000 for other non-employee directors (vesting after one year from grant date)
Board and Committee Meeting Attendance Fees	None
Annual Chair Cash Fees	• $15,000 for Audit Chair • $10,000 for Compensation Chair • $7,500 for Governance Chair • $7,500 for Stakeholder and Enterprise Risk Chair
Annual Committee Member Retainer* *The Chairman of the Board does not receive a separate retainer for Committee memberships	• $20,000 for Audit members • $12,500 for Compensation members • $10,000 for Governance members • $10,000 for Stakeholder and Enterprise Risk members
Ad Hoc Committee Service or Investment of Significant Time Above and Beyond the Requirements of Board or Committee Service*	• $2,000 per day*
*The Chairman of the Board is not eligible to receive such payments	*No directors received any such payments in 2021

2021 Non-Employee Director Compensation Table

	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Name*	($)	($)	($)	($)
Quincy L. Allen	71,667	114,555 (4)	1,205	187,427
LeighAnne G. Baker	108,333	124,974	2,273	235,580
Linda Chavez	105,625	124,974	8,336	238,935
Donald F. Colleran	102,500	124,974	2,273	229,747
Art A. Garcia	125,000	124,974	10,370	260,344
Thomas M. Gartland	111,042	124,974	7,346	243,362
Jill M. Golder	105,833	124,974	2,273	233,080
Sudhakar Kesavan(5)	175,000	174,964	3,182	353,146
Winifred M. Webb	117,500	124,974	9,270	251,744

ABM Industries Incorporated 2022 Proxy Statement     15

*Mr. Salmirs is a member of the Board and President and Chief Executive Officer of ABM. His compensation for fiscal year 2021 is reported in the 2021, 2020 and 2019 Summary Compensation Table and other sections of this Proxy Statement. In fiscal year 2021, Mr. Salmirs did not receive any compensation for his service on the Board.

(1)	Amount includes annual Board cash retainers, Committee chair fees, and Committee member retainers.
(2)

The value of stock awards shown in the “Stock Awards” column is based on the grant date fair value computed in accordance with the Financial Accounting Standard Board’s Accounting Standards Codification 718, Compensation—Stock Compensation (“FASB ASC Topic 718”), excluding the effect of estimated forfeitures. The grant date fair value of the equity awards shown in the “Stock Awards” column is based on the closing price per share of the Company’s common stock on the date of grant of the equity award. A director who becomes a Board member following the date of the last held annual meeting of stockholders receives a prorated grant of restricted stock units (“RSUs”) based on the date that he or she joined the Board. In addition, each non-employee director who was expected to continue on the Board after the 2021 annual meeting of stockholders received an annual grant on January 6, 2021. For each then-current director, with the exception of Mr. Kesavan, the grant for 2021 on January 6, 2021 was 3,040 RSUs, which was calculated by dividing $125,000 by $41.11. For Mr. Kesavan, the grant for 2021 on January 6, 2021 was 4,256 RSUs, which was calculated by dividing $175,000 by $41.11. RSUs held by each then-current director as of October 31, 2021, including RSUs that have been deferred under the Deferred Compensation Plan for Non-Employee Directors, were: Mr. Allen, 2,304; Ms. Baker, 3,078; Ms. Chavez, 11,291; Mr. Colleran, 3,078; Mr. Garcia, 14,046; Mr. Gartland, 9,950; Ms. Golder, 3,078; Mr. Kesavan, 4,310; and Ms. Webb, 12,557.

(3)

Amounts shown include value of dividend equivalents (“DEUs”) credited in fiscal year 2021 with respect to RSUs held by non-employee directors. DEUs are settled in Company stock when the underlying RSUs vest. Directors who defer RSUs under the ABM Deferred Compensation Plan for Non-Employee Directors do not receive DEUs on deferred RSUs until the underlying RSUs are paid out.

(4)	Mr. Allen joined the Board on February 10, 2021. On March 29, 2021, Mr. Allen received a prorated grant of 2,287 RSUs, which was calculated by dividing $114,555 by $50.09.
(5)	Chairman of the Board.

Non-Employee Director Deferred Compensation Plan

Non-employee directors are eligible to participate in the ABM Deferred Compensation Plan for Non-Employee Directors (“Director Deferred Compensation Plan”). Plan participants may elect to defer receipt of all or any portion of their annual cash retainers and fees until they cease to be members of the Board, or to specified withdrawal dates (at least three years after their election), in accordance with the terms of the Director Deferred Compensation Plan. The amounts held in each director’s account are credited with interest quarterly at a rate based on the prime interest rate published in the Wall Street Journal on the last business day coinciding with or next preceding the valuation date. In addition, the Director Deferred Compensation Plan permits directors to defer the settlement of Director RSUs to a date later than the vesting date.

Director Stock Ownership Policy

Our Director Stock Ownership Policy requires directors to hold common stock (including unvested or deferred RSUs) having a value equivalent to five times his or her annual cash retainer within five years of becoming a director. Under this policy, directors who are not at their targeted stock ownership level within the five-year period must hold at least 50% of any net shares realized until they reach their target. “Net shares realized” means unrestricted shares acquired by a director under the 2006 Equity Incentive Plan or the 2021 Equity and Incentive Compensation Plan or acquired pursuant to the exercise of an option, net of any shares sold to pay the exercise price. All directors are either at or above the targeted stock ownership levels or are still within the initial five-year period.

Pursuant to our anti-hedging and pledging policy, none of our directors is permitted to hedge or pledge shares of ABM’s common stock.

16     ABM Industries Incorporated 2022 Proxy Statement

EXECUTIVE COMPENSATION

PROPOSAL 2—ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Our Compensation Philosophy and Practices
How We Compensated Our NEOs in 2021
Other Compensation and Governance-Related Matters
Compensation Committee Report
Additional Information About Executive Compensation
2021, 2020 and 2019 Summary Compensation Table
Grants of Plan-Based Awards During Fiscal Year 2021
Outstanding Equity Awards at 2021 Fiscal Year-End
Option Exercises and Stock Vested in Fiscal Year 2021
Nonqualified Deferred Compensation in Fiscal Year 2021
Potential Post-Employment Payments
2021 CEO Pay Ratio

ABM Industries Incorporated 2022 Proxy Statement     17

PROPOSAL 2—ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION

Proposal Summary

Pursuant to Item 402 of Regulation S-K, we are asking our stockholders to approve, on an advisory basis, the Company’s executive compensation policies and practices as described in the Compensation Discussion and Analysis, accompanying tables and related narrative contained in this Proxy Statement. At our 2011 and 2017 annual meetings of stockholders, our stockholders voted to conduct this advisory vote on an annual basis (with the next one occurring in 2023), which we will continue to do until the next vote on the frequency of holding our advisory say-on-pay votes in 2023.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the following resolution:

RESOLVED—that the stockholders approve, on an advisory basis, the compensation of the Company’s executives named in the 2021, 2020 and 2019 Summary Compensation Table, as disclosed in the Company’s 2022 Proxy Statement pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and other executive compensation disclosures.

Voting

Unless contrary instructions are received, the shares represented by a properly executed proxy will be voted “FOR” the preceding resolution. Your vote is advisory and so it will not be binding on the Board. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

18     ABM Industries Incorporated 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation program for our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and other executive officers named in the 2021, 2020 and 2019 Summary Compensation Table (collectively, our “NEOs”).

Our Compensation Committee (referred to as the “Committee” in this section of the Proxy Statement) oversees all aspects of our NEO compensation. Our NEOs for fiscal year 2021 are:

•	Scott Salmirs, President and Chief Executive Officer
•	Earl R. Ellis, Executive Vice President and Chief Financial Officer
•	Dean A. Chin, Senior Vice President, Chief Accounting Officer, Corporate Controller and Treasurer (also served as Interim Chief Financial Officer from July 2020 – November 2020)
•	Joshua H. Feinberg, Executive Vice President and Chief Strategy and Transformation Officer
•	Rene Jacobsen, Executive Vice President and Chief Operating Officer
•	Andrea R. Newborn, Executive Vice President, General Counsel and Corporate Secretary

OUR COMPENSATION PHILOSOPHY AND PRACTICES

Compensation Philosophy

Our objective is to design an executive compensation program that encourages all of our leaders to produce strong financial results and create sustainable long-term value for our stockholders. To achieve this, we:

•

use evaluation criteria that include both internally measured performance (represented by our performance against our financial targets) and externally measured performance (represented by relative total stockholder return);

•	place significant weight on long-term equity compensation, thereby tying the total compensation of our executives to the achievement of sustained stockholder value creation; and
•	provide a mix of short-term annual cash incentive compensation and long-term performance-based equity compensation.

Best Practices

The following are some of the best practices we employ in our compensation program.

•	At-Will Employment. We do not have fixed-term employment agreements with our NEOs.
•

Clawback Policy.  Our recoupment policy extends to both cash incentive and equity compensation, and permits us to recover incentive compensation paid to executives in connection with a restatement of the Company’s financial statements or in cases where the executive’s conduct would permit the Company to terminate him or her for “cause.”

•	No Single-Trigger Change-in-Control Payments. We utilize double-trigger change-in-control provisions.
•	No Tax Gross-Ups. We do not have tax gross-ups.
•	No Hedging or Pledging. We prohibit hedging and pledging of Company stock.
•	Stock Ownership Guidelines and Retention Requirements. We require significant stock ownership and retention by our executive officers.
•	Limited Perquisites. Our executive officers receive limited perquisites.
•	No Unearned Dividends or Dividend Equivalents. Our executive officers receive dividend equivalents on equity awards only to the extent that the awards are earned.

ABM Industries Incorporated 2022 Proxy Statement     19

Fiscal 2021 Overview Impact on Executive Compensation

While fiscal year 2021 continued to face unique challenges due to the on-going COVID-19 pandemic, the Board and management team focused on responding appropriately to the business impacts of the pandemic while maintaining our philosophy of pay-for-performance.

2021 Company Performance

•    Grew total revenue 4%, reflecting generally improved markets, strong demand for EnhancedClean™ services and work orders, and also from the benefits of the strategic Able acquisition.

•    Increased net income to $126.3 million, representing significant growth over the prior year.

•    Increased adjusted EBITDA(1) to $455.0 million, powered by increased revenue, and strong management execution, and improved adjusted EBITDA margin(1) to a record 7.3% driven by positive service mix and from actively managing labor efficiency.

•    Paid $51 million in dividends to stockholders marking 222 consecutive quarters of dividend payments.

Pay Governance and Philosophy

•    Provide compensation plans with a significant portion of the total pay at-risk in short- and long-term incentives and a greater emphasis on the long-term plans, and payouts based on achievements of financial and non-financial objectives.

•    Maintain policies that promote good governance and serve the interests of our stockholders, including policies on anti-pledging, anti-hedging, insider trading, stock ownership guidelines for executives and clawbacks.

•    Follow best practices such as maximum caps on our short- and long-term incentive plans, a combination of relative and absolute performance metrics in our performance share program, multi-year vesting of our time-based stock awards, and no guaranteed base salary increases.

•    Hold an advisory say-on-pay vote on an annual basis, with a proven track record of investor support of executive compensation plans.

•    Pay programs align our executives' compensation with strategic goals while motivating and retaining executives critical to our future success and long-term performance.

•    A significant portion of our executives' compensation is at-risk, with approximately 87% of our CEO's compensation and approximately 77% of our other NEO's compensation tied to short- and long-term incentive plans.

•    Pay levels are set commensurate with performance and intended to attract and retain high quality executive talent, with our total target pay aligning with our peer median.

•    Committee engages an independent compensation consultant to advise on internal pay equity among executives, pay-for-performance alignment and external market competitiveness, including peer analyses.

20     ABM Industries Incorporated 2022 Proxy Statement

NEO 2021 Pay

•    Base salaries reflect each NEO's role, responsibility, experience, individual performance and market conditions, without automatic or guaranteed increases.

•    Corporate goals under the Company’s annual cash incentive program were achieved at maximum payout for adjusted net income, above target payout for revenue, and above target payout for safety, each based on performance targets aligned to the fiscal year 2021 budget goals. Payouts relating to the corporate goals reflected our significant progress in developing and launching the Company’s ELEVATE strategy, with personal objectives for the NEOs also achieved at above target performance, ranging between 125% and 150% of target.

•    Long-term equity incentives were awarded in January 2021, with (i) more than a majority (60%) granted in the form of three-year performance-based shares tied to adjusted EBITDA and organic revenue, along with a relative-total stockholder return (“TSR”) modifier on a scale of 80% to 120% of the earned award and (ii) the remainder (40%) granted in the form of time-based RSUs, with both awards earned over a three-year period.

•    Our 2019–2021 Performance Share Program for NEOs, which commenced with the 2019 fiscal year, used performance metrics comprised of adjusted EBITDA (as further adjusted for the impact of the Able acquisition), organic revenue growth and return on invested capital (“ROIC”), and covered a performance period from November 1, 2018, through October 31, 2021. Achievement under the 2019–2021 Performance Share Program corporate metrics resulted in an earned award at 131.7% of target. However, after application of the 112% TSR modifier accounting for the Company’s ranking in the 65th percentile of S&P Composite 1500 Services & Supplies Index companies, final payout for the 2019-2021 Performance Share Program was at 147.5% of target.

Why you should support Say-on-Pay Proposal

•    ABM successfully navigated through a dynamic and challenging business environment during fiscal year 2021 with agility, resiliency, and dedication to serve our clients.

•    The Company’s 2021 incentive payouts reflected our achievement in motivating our executives and other employees to achieve operational and financial goals that support our long-term business objectives and strategic priorities, and, in the case of the 2021 annual cash incentive, were paid on the basis of the Company’s outperforming its 2021 financial targets.

•    We are committed to pay programs that align the strategic priorities of management with the interests of stockholders and also serve to attract, motivate and retain a high-quality management team focused on ABM's strategy execution. ABM measures its progress against strategic priorities over the long-term based primarily on financial metrics relating to revenue growth, profitability, cash flow and capital returns.

(1)

Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Reconciliations of these financial measures to the nearest GAAP financial measures are set forth in Appendix A to this Proxy Statement.

Pay-for-Performance Alignment

The following graph provides a historical realizable pay-for-performance analysis for ABM’s CEO against the Company’s 2021 peer group for 2018–2020. The Company’s relative pay and performance were fairly aligned over the period, with the relative TSR performance at the 37th percentile of the group and CEO realizable pay at the 49th percentile of the group.

ABM Industries Incorporated 2022 Proxy Statement     21

Fiscal Year 2020 “Say-on-Pay” Vote Results

In March 2021, our say-on-pay proposal received over 95% approval by our stockholders. The Committee and management are committed to continually strengthening our pay-for-performance correlation, as well as the overall design of our executive compensation program to support driving the right behaviors for sustainable success, aligning with best practices in corporate governance and reflecting the interests of our stockholders and stakeholders. The Committee and management use the annual say-on-pay vote as a guidepost for stockholder perspective, and believe that this result indicates that our programs are aligned with stockholders’ interests.

Compensation Decision Process

Role of the Compensation Committee

The Committee is responsible for the design of the Company’s executive compensation program, and for reviewing the overall effectiveness of our executive compensation program to ensure the design achieves our objectives. The Committee:

•	approves CEO annual performance objectives and performance achievement;
•	approves our compensation market analysis process, as well as the companies used for compensation and design comparison purposes;
•	approves performance metrics for our annual and long-term incentive compensation programs;
•	approves non-CEO executive officer compensation, based on recommendations from the CEO; and
•	performs an annual evaluation of risk as it pertains to our Company-wide incentive compensation plans and programs.

22     ABM Industries Incorporated 2022 Proxy Statement

Based on the Committee’s assessment of the CEO’s performance achievement against his performance objectives, the Committee recommends CEO compensation to the independent members of our Board. This recommendation includes base pay levels, cash incentive compensation and equity awards. All elements of CEO pay are approved by the Board, with Mr. Salmirs recusing himself.

The Committee generally has the authority to delegate its authority to subcommittees or the Chair of the Committee, as well as to officers of the Company, when it deems appropriate and in the best interests of the Company. The Committee has delegated authority to the chief executive officer to determine and approve equity awards for non-executive officer employees of the Company.

Role of Compensation Consultants

The Committee continued to directly engage Semler Brossy in fiscal year 2021 to serve as its independent compensation consultant. The Committee takes into consideration the advice of Semler Brossy to inform its decision-making process and has sole authority for retaining and terminating its consultant, as well as approving the terms of engagement, including fees. Services provided by Semler Brossy to the Committee relating to executive compensation in fiscal year 2021 included: attended Committee meetings to present and offer independent recommendations, insights and perspectives on executive compensation matters; assessed our Compensation Comparator Group (“CCG”) used for compensation decisions; assessed how our executive compensation program aligns with pay for performance; reviewed targeted pay levels and the mix of principal compensation components for the CEO and other NEOs; advised on annual and long-term incentive design and plan structure, performance goals, award opportunities and vesting conditions; and updated the Committee on emerging trends and best practices in the area of executive compensation.  The Committee meets multiple times throughout the year with the compensation consultant in executive session without management present. Semler Brossy works for the Committee and, with the approval of the Committee, has also provided services to the Governance Committee in connection with director compensation matters. Semler Brossy does not provide any other services to the Company. The Committee has determined Semler Brossy to be independent from management and that its engagement did not present any conflicts of interest. From time to time, the Committee may engage other consultants and advisors in connection with various compensation and benefits matters.

The Company’s management retains Willis Towers Watson as its primary compensation consultant to advise on program design, apprise management of evolving practices and trends, and perform other consulting services as needed.

Role of the CEO

The CEO makes recommendations to the Committee on the base salary, annual cash incentive targets, and equity awards for all executive officers other than himself. These recommendations are based on his assessment of each executive officer’s performance during the year and his review of, among other things, competitive market data and analysis of each specific executive’s role.

Use of Market Data and Our Compensation Comparator Group

The Committee uses compensation at our comparator group as one of its tools in connection with its assessment of our executive compensation programs and levels of compensation. Working with Semler Brossy, the Committee regularly reviews the various criteria by which it selects the Company’s CCG. Companies in our CCG are generally selected with reference to the following criteria:

•	companies, like ABM, that provide business-to-business services, such as outsourcing, logistics management, food service, staffing, and cleaning;
•	companies in other industries that have a high ratio of employees to revenue or market capitalization; and
•	companies that generate annual revenue comparable to ABM.

The Committee’s decisions relating to NEO pay are informed by its review of the compensation practices reported in the proxy statements filed by the companies in the CCG. The Committee believes that this proxy data provides a reasonable indicator of total compensation paid by companies that recruit executives with skill sets similar to those which we seek in our executives. Compensation for our executives is typically managed within the ranges of compensation paid by companies in the CCG. While the Committee normally references the CCG median (50th percentile) for each compensation element, the Committee uses its judgment to determine pay levels necessary to pay for performance and attract and retain executive talent. The Committee places significant weight on individual job performance, experience, compensation history, future potential, internal comparisons, affordability, retention risk, and in the case of executives other than the CEO, the CEO’s recommendations.

ABM Industries Incorporated 2022 Proxy Statement     23

2021 COMPENSATION COMPARATOR GROUP
Aramark ArcBest Corporation The Brink’s Company C. H. Robinson Worldwide, Inc. Cintas Corporation Comfort Systems USA, Inc. Cushman & Wakefield plc	EMCOR Group, Inc. Healthcare Services Group, Inc. Insperity, Inc. Iron Mountain Incorporated J.B. Hunt Transport Services, Inc. Kelly Services, Inc. Republic Services, Inc.	Robert Half International Inc. SP Plus Corporation Stericycle, Inc. Terminix Global Holdings, Inc. TrueBlue, Inc. United Rentals, Inc. Werner Enterprises, Inc.

In October 2020, the Committee reviewed the CCG and added Cushman & Wakefield plc for fiscal year 2021. In connection with a spinoff transaction, ServiceMaster Global Holdings changed its name to Terminix Global Holdings.

Elements of Compensation

The material components of our executive compensation program and their purposes and characteristics are summarized below.

Pay Element	Description and Purpose	Link to Business and Strategy
Base salary – payable in cash	• Fixed compensation, designed to recognize individual responsibilities, performance, leadership skills and time in role; annual review and adjustment, if appropriate	• Competitive base pay intended to attract and retain strong executive talent capable of leading the Company in our dynamic and competitive environment
Annual short-term incentives – payable in cash	• Variable compensation designed to reward annual performance related to Company key financial and operational measures as well as individual objectives

•    Design of short-term incentives is evaluated annually for alignment with Company strategy; metrics are focused on financial and individual performance targets aligned with short-term company objectives

Long-term incentives – structured as equity awards, settled in Company stock

•    Variable, at-risk compensation that consists of a mix of performance-based and time-based equity awards; designed to motivate and retain our NEOs to achieve the Company’s long-term goals aligning them with the interests of our stockholders

• Programs are evaluated annually for alignment with achievement of Company’s long-term strategic objectives; metric selection aligned with achieving business strategy and priorities in the long-term

Using the elements of compensation described above, we structure our program in a way that places a significant portion of our executives’ compensation at risk. At-risk compensation includes: annual cash incentive compensation (“Bonus”) that is tied to annual financial, safety and individual performance measures; performance-based equity awards that are paid only if performance metrics established at the beginning of the three-year performance period are met (“PSs”); and time-based equity awards (together with PSs, “LTIs”). As reflected in the charts below, approximately 87% of our CEO’s compensation is at risk. Approximately 77% of our other NEOs’ compensation is at risk.

24     ABM Industries Incorporated 2022 Proxy Statement

CEO Compensation	Other NEO Compensation

HOW WE COMPENSATED OUR NEOS IN 2021

2021 Base Salary

The Committee reviews total compensation, including base salaries, for executives in the first quarter of each fiscal year, and as needed, in connection with recruitment, promotions or other changes in responsibilities that occur during the year. Base salary amounts affect potential annual cash performance incentive payments and equity award grant amounts, since these other compensation elements are based on a percentage of base salary. The following table shows each NEO’s 2020 and 2021 base salaries as of January 1 of each fiscal year. Annual changes in base salary typically become effective on January 1.

Named Executive Officer	2020 Annual Base Salary(1)		2021 Annual Base Salary
Scott Salmirs	$990,000		$990,000
Earl R. Ellis	--	(2)	$600,000
Dean A. Chin	$391,100		$415,000
Joshua H. Feinberg	$550,000		$550,000
Rene Jacobsen	$550,000		$600,000
Andrea R. Newborn	$510,000		$530,000
(1)	Voluntary 20% salary reductions that NEOs took from May 1, 2020, through July 31, 2020, are not reflected in base salaries for fiscal year 2020.
(2)	Mr. Ellis commenced employment with the Company in November 2020, during fiscal year 2021.

2021 Annual Cash Incentive Compensation

Each year, the Committee reviews the Company’s strategic and financial plan and key business objectives to align the annual cash incentive program (“CIP”) with the achievement of the Company’s goals. The metrics in the CIP have been selected to focus on driving sustainable, long-term value for our stockholders, as demonstrated by financial, safety and strategic goal achievement.

The Committee reviews the design, metrics and performance level requirements for the CIP annually, establishes the relative weightings of Financial Objectives, Safety Objectives and Personal Objectives for the CEO and all NEOs at the beginning of the year, and evaluates performance achieved against the objectives to determine cash payouts earned under the CIP.

Each of our NEOs was eligible to earn an annual cash incentive award under the CIP in fiscal year 2021.

ABM Industries Incorporated 2022 Proxy Statement     25

2021 Financial and Safety Objectives for the CIP

For 2021, the Committee set Financial Objectives to recognize top-line growth and bottom-line profitability, with potential for negative adjustment to ensure acceptable margin. The Committee also set 2021 Safety Objectives to drive continued improvement on key measures of workplace safety.

2021 Personal Objectives for the CIP

For 2021, the Committee established Personal Objectives for the CEO in consultation with our full Board that aligned with the Company’s most critical strategic priorities for the year and that were set at the beginning of the fiscal year. The CEO also worked with each other NEO to establish Personal Objectives for each such NEO aligned to his or her most critical priorities for the year, which reflect the unique role of each NEO, and that were set at the beginning of the fiscal year.

Bonus Targets and CIP Performance Objectives Weighting

The target and maximum bonus opportunities for each NEO, expressed as a percentage of his or her base salary on October 31, 2021, are set forth in the following table. The relative weights of the Performance Objectives for each NEO are: Financial Objectives, 75% (potential funding at 0% to 200%); Safety Objectives, 10% (potential funding at 0% to 200%); and Personal Objectives, 15% (potential funding at 0% to 150%). Payout can range from 0% to 192.5% of target.

2021 Annual Cash Incentive Program
	Cash Bonus as a Percent of Salary
	Target Bonus Opportunity as Percentage of Salary	Maximum Bonus Opportunity as Percentage of Salary
Named Executive Officer
Scott Salmirs	125%	241%
Earl R. Ellis	125%	241%
Dean A. Chin	50%	96%
Joshua H. Feinberg	125%	241%
Rene Jacobsen	125%	241%
Andrea R. Newborn	70%	135%

Funding Levels and Payouts Under CIP for NEOs in 2021

The Company’s financial and safety performance in 2021 resulted in a combined funding level for Financial Objectives and Safety Objectives above target, with Adjusted Income from Continuing Operations at maximum payout and Revenue and Safety above target for payout. In combination, Financial Objectives and Safety Objectives are used to determine 85% of the annual CIP opportunity for the NEOs, and Personal Objectives are used to determine 15% of the annual CIP opportunity for the NEOs.

26     ABM Industries Incorporated 2022 Proxy Statement

2021 Funding Levels for Financial and Safety Objectives

Financial & Safety Objectives (85%)	Target	Actual	Actual vs. Target	Funding Levels
Adjusted Income from Continuing Operations(1) (60% weighting)	$153.0m	$240.1m	156.9%	200%
Revenue (15% weighting)	$6.101b	$6.128b	100.4%	104%
Funding Level of Financial Objectives (75% weighting)				180.8%
Funding Level Safety Objectives(2) (10% weighting)	--	--	--	116.0%
(1)	Adjusted Income from Continuing Operations is a non-GAAP measure. A reconciliation to the nearest GAAP measure, Income from Continuing Operations, is set forth in Appendix A.
(2)

Comprised of numerous metrics, including but not limited to pre-determined improvement metrics with respect to workers’ compensation, general, aviation and auto liability claims frequency, and leadership visitation and action with regard to safety that resulted in a funding level of 116%. Due to the ongoing COVID-19 pandemic, leadership visitation targets were suspended for fiscal year 2021.

2021 Personal Objectives Achievements and CIP Award Payment for Scott Salmirs, President and CEO

For fiscal 2021, the Committee considered Mr. Salmirs’ performance against his Personal Objectives in a process that involved discussions with all of the independent Board members. After considering the perspectives of the independent members of the Board, the Committee concluded that Mr. Salmirs’ delivered on his Personal Objectives, including:

•

The ABM Way – Introduced and led significant progress on the future-state roadmaps for key enterprise initiatives; championed the design and implementation of workforce management and client-facing technology

•

Grow ABM – Developed comprehensive strategic plan, “ELEVATE”; fully executed EnhancedClean™ and Enhanced Facility resulting in sales target achievement for both EnhancedClean™ sales and cross-sell bookings; achieved American National Standards Institute accreditation; launched the EnhancedFacility Certification program

•

Win with Talent – Implemented human capital-related initiatives including the formation of ABM’s Culture & Inclusion Council; applied site-specific action plans for client sites with high voluntary turnover; continued to build and strengthen high performing leadership team through assessment and development programs

The Committee recommended, and the Board (with Mr. Salmirs recusing himself) approved payout at 150.0% of target for Mr. Salmirs for the 15% Personal Objectives component of his 2021 CIP award.

As described above, Financial Objectives, which comprised 75% of Mr. Salmirs’ cash incentive compensation, were funded at 180.8%, and Safety Objectives, which comprised 10% of Mr. Salmirs’ CIP, were funded at 116.0%. Accordingly, Mr. Salmirs was awarded a 2021 CIP payment of $2,100,037, which represents 169.7% of his overall target.

2021 Personal Objectives Achievements and CIP Award Payments for Our Other NEOs

The following table presents the fiscal year 2021 performance under our CIP for our other NEOs’ Financial Objectives, Safety Objectives and Personal Objectives, and their resulting payout (both the total award dollar amount and as a percentage of target opportunity).

ABM Industries Incorporated 2022 Proxy Statement     27

Named Executive Officer	2021 Performance			2021 CIP Payout
	Financial Objectives Funding Level (75% weighting(1)	Safety Objectives Funding Level (10% weighting)	Personal Objectives (15% weighting)
			Key 2021 Goals and Achievement Funding Levels
Earl R. Ellis Executive Vice President and Chief Financial Officer	180.8%	116.0%	125%	$1,140,927 (166.0% of Target)
			• The ABM Way – Created business case for ELEVATE and established governance to track all related investments; launched forum for ongoing tech transformation; integrated Able Finance team
			• Grow ABM – Developed 5-year financial plan focused on organic growth and Mergers & Acquisition; established investment needs to support the plan; initiated refinancing of the credit facility
			• Win With Talent – Assessed Finance structure and talent, including making key new hires; merged Treasury under Controllership
Dean A. Chin Senior Vice President, Chief Accounting Officer, Corporate Controller and Treasurer (also served as Interim Chief Financial Officer from July 2020 – November 2020)	180.8%	116.0%	125%	$344,352 (166.0% of Target)

•   The ABM Way – Assumed journey leadership oversight role for systems transformation within expected go-live timelines; assumed co-leadership over the internal Enterprise Risk Management (“ERM”) committee; developed ABM’s revised ERM program framework and execution timeline

			• Grow ABM – Amended and expanded our credit facility agreement to $1.95 billion; successfully led the accounting and SEC reporting of the Able acquisition
			• Win With Talent – Assumed the Treasurer role; effectively managed the transition of the Corporate Financial Planning & Analysis and Enterprise Shared Services leadership
Joshua H. Feinberg Executive Vice President and Chief Strategy and Transformation Officer	180.8%	116.0%	150%	$1,166,708 (169.7% of Target)
			• The ABM Way – Future-state and workforce management roadmaps executed to plan and on or under budget for fiscal year 2021; new change management leader hired
			• Grow ABM – Rolled out and began execution on strategic plan; executed EnhancedClean™/ EnhancedFacility throughout fiscal year 2021; executed on ongoing Mergers & Acquisitions strategy
			• Win With Talent – Hiring complete for all key leader roles; partnered with Human Resources to develop retention initiatives in key areas
Rene Jacobsen Executive Vice President and Chief Operating Officer	180.8%	116.0%	150%	$1,272,773 (169.7% of Target)
			• The ABM Way – Led the integration of Able Services; reorganized Client Experience and Operations Support to support all Industry Groups; standardized National Accounts and Strategic Accounts

•   Grow ABM – Assumed organizational management of all industry groups; established new Manufacturing and Distribution Industry Group; maintained year-over-year performance in cross-selling; executed EnhancedClean™/ EnhancedFacility throughout fiscal year 2021

•   Win With Talent – Focused on development of top talent; implemented engagement and retention efforts at high turnover and high priority client sites; piloted mentoring program in Business and Industry Industry Group; launched Career Framework for Operations

Andrea R. Newborn Executive Vice President, General Counsel and Secretary	180.8%	116.0%	150%	$629,598 (169.7% of Target)

•  The ABM Way – Increased compliance focus and reporting, enterprise-wide, including enhanced training and implementation of workforce management improvements; oversight of COVID-related safety and compliance initiatives

•   Grow ABM – Played lead role in Mergers & Acquisitions and Joint Venture activity; completed advantageous closure of various legal cases, including settlement of Bucio lawsuit to mitigate further risk

			• Win With Talent – Increased focus on succession and development plans for team; assessed diversity of outside counsel with goal to increase where appropriate
(1)	See table on page 27 for more detail relating to Financial Objectives.

28     ABM Industries Incorporated 2022 Proxy Statement

Discretionary Compensation

From time to time, the Compensation Committee awards additional discretionary compensation when an executive officer has made significant contributions beyond the scope of their role. The amount of the award is determined by the Compensation Committee in its complete discretion and is designed to provide meaningful recognition for those contributions. The use of discretionary awards is intended to foster employee engagement and goodwill.

On January 7, 2022, the Committee awarded Ms. Newborn a one-time cash bonus of $100,000 to compensate her for assuming the role of Interim Chief Human Resources Officer from May 2021 through August 2021.  On October 12, 2020, the Committee awarded Mr. Chin a cash bonus of $500,000 in the aggregate, to compensate him for assuming the Interim Chief Financial Officer role from July 2020 to November 2020. The first installment of $250,000 was paid to him on October 30, 2020, and the second installment of $250,000 was paid to him on July 31, 2021.

Equity Incentive Compensation

Annual Equity Awards

The Committee believes that a long-term incentive program motivates and rewards our executive officers for their contributions to our Company’s performance and serves to align long-term compensation with the performance of Company stock. In fiscal year 2021, the Committee approved a long-term compensation program for our NEOs which included equity awards allocated among (i) time-based RSUs (40% of total equity grant at target), which generally vest ratably over a three-year period, and (ii) PSs with a TSR-modifier (“2021-2023 TSR-Modified Performance Shares”) (60% of total equity grant at target), which are based on Company financial metrics, including adjusted EBITDA and organic revenue (the definitions for such metrics are set forth in Appendix A). Such 2021-2023 TSR-Modified Performance Shares will vest, if earned, after a three-year period, with possible funding levels of financial metrics at 0% to 200%, subject to modification via a multiplier on a scale of 80% to 120% of the earned award based on the Company’s TSR performance relative to the S&P Composite 1500 Commercial Services & Supplies Index over the three-year performance period from November 1, 2020, to October 31, 2023. Possible payouts for the 2021-2022 TSR-Modified Performance Shares range from 0% to 240% of target shares based on achievement of the Company financial metric goals (as adjusted by the TSR-modifier).

Possible award funding levels for the 2021-2023 TSR-Modified Performance Shares are set forth in the following table.

Performance Level	% Achievement for Each Company Financial Metric	Award Funding %
Maximum	≥ 135	200
	≥ 125	150
	≥ 115	125
Target	≥ 95 - 105	100
	≥ 90	85
Threshold	≥ 75	50
	< 75	0

Possible TSR-Modification levels for the 2021-2023 TSR-Modified Performance Shares are set forth below. The modification percentage will be multiplied by the weighted payout results from the Company financial metrics to determine the final award payouts.

2021-2023 TSR Performance Share Table
	ABM Three-Year Percentile Ranking	Modification Percentage Applies to Shares Earned
Threshold	25th Percentile	80%
Target	50th Percentile	100%
Maximum	75th Percentile	120%

ABM Industries Incorporated 2022 Proxy Statement     29

The Committee considers market data and the mix of compensation at risk when establishing the long-term incentive opportunity for each NEO. Generally, the Committee approves an equity award at a specific dollar value for each recipient based on a multiple of the recipient’s base salary. The dollar value of the award is determined after taking into consideration various factors, including a market analysis prepared by Semler Brossy and the overall mix of performance-based compensation. The Committee believes that a meaningful portion of equity compensation should be performance-based.

Fiscal Year 2021 Equity Awards*
Named Executive Officer	2021-2023 TSR-Modified Performance Shares		2021 Annual RSU		One-Time Onboarding RSU			Aggregate Value of Equity Awards (at target) ($)
	Number Granted (at target)	Grant Date Value per Share ($)(1)	Number Granted	Grant Date Value per Share ($)(2)	Number Granted		Grant Date Value per Share ($)(2)
Scott Salmirs	61,420	43.52	43,730	40.75	--		--	4,454,996
Earl R. Ellis	16,544	43.52	11,779	40.75	58,139	(3)	38.70	3,449,968
Dean A. Chin	4,005	43.52	2,852	40.75	--		--	290,517
Joshua H. Feinberg	15,165	43.52	10,798	40.75	--		--	1,099,999
Rene Jacobsen	16,544	43.52	11,779	40.75	--		--	1,199,989
Andrea R. Newborn	10,857	43.52	7,730	40.75	--		--	787,494

*

The Company does not publicly disclose its specific targets applicable to equity compensation programs until after the performance period is over, including specific target goals for financial metrics comprised of adjusted EBITDA and organic revenue due to potential competitive harm. The Committee has set performance goals that it believes are challenging, but attainable, with significant effort on the part of the Company. Please see Appendix A for a discussion regarding how these measures are calculated from the Company’s financial statements. For additional information on our NEOs’ fiscal year 2021 equity awards, please see “Grants of Plan-Based Awards During Fiscal Year 2021.”

(1)

The grant date fair value of the PSs was calculated in accordance with ASC Topic 718 using a Monte Carlo simulation that used various assumptions including an expected term based on the period from the grant date to October 31, 2024 the last day of the performance period, an expected volatility of 42.9% and a risk-free interest rate of 0.2%.

(2)	The grant date fair value of the RSUs represents the closing price of ABM common stock on date of grant.
(3)

In the case of Mr. Ellis, the RSUs granted in the One-Time Onboarding RSU column reflect his sign-on grant made as of December 21, 2020. This grant was intended to offset the outstanding equity value from his previous employer.

2019-2021 Performance Share Overview

In fiscal year 2019, we granted PSs with a TSR-modifier (“2019-2021 TSR-Modified Performance Shares”), which could be earned, if at all, based on Company financial metrics comprised of adjusted EBITDA (as further adjusted for the impact of the Able acquisition), organic revenue and ROIC (the definitions for such metrics are set forth in Appendix A). The 2019-2021 TSR-Modified Performance Shares earned at the end of the three-year performance period (November 1, 2018 to October 31, 2021) based on Company financial metrics were subject to modification via a multiplier on a scale of 80% to 120% of the earned award based on the Company’s TSR performance relative to the S&P Composite 1500 Commercial Services & Supplies Index over the three-year performance period. Possible payouts for the 2019-2021 TSR-Modified Performance Shares ranged from 0-240% of target shares based on achievement of the Company financial metric goals (as adjusted by the TSR-modifier, as set forth in the tables below).

30     ABM Industries Incorporated 2022 Proxy Statement

Results of 2019–2021 TSR-Modified Performance Share Program

Award funding levels for the 2019-2021 TSR-Modified Performance Shares are set forth in the following table.

Performance Level	% Achievement for Each Company Financial Metric	Award Funding %
Maximum	≥ 135	200
	≥ 125	150
	≥ 115	125
Target	≥ 95 - 105	100
	≥ 90	85
Threshold	≥ 75	50
	< 75	0

The following table summarizes the 2019-2021 TSR-Modified Performance Share Program results based on Company financial metrics.

Results of 2019-2021 TSR-Modified Performance Share Program

	Weighting	Target Goal	Actual	% Achievement	% Payout	Weighted Payout
Adjusted EBITDA(1)	60%	$376m	$447.7m	119.1%	135.3%	81.18%
Organic Revenue(1)	20%	$7.053b	$6.128b	86.9%	77.8%	15.56%
ROIC(1)	20%	7.0%	9.1%	130.0%	175.0%	35.00%
Award Payout (prior to TSR Modifier)						131.7%
(1)

Adjusted EBITDA (as further adjusted for the impact of the Able acquisition), Organic Revenue and ROIC are a non-GAAP financial measures. A description of how these measures are calculated from ABM’s financial statements is set forth in Appendix A to this Proxy Statement.

Modification of 2019-2021 PS Awards Based on Relative TSR-Performance

TSR-Modification levels for the 2019-2021 TSR-Modified Performance Shares are set forth below. The modification percentage is multiplied by the weighted payout results from the Company financial metrics to determine the final award payouts.

2019-2021 TSR Performance Share Table
	ABM Three-Year Percentile Ranking	Modification Percentage Applies to Shares Earned
Threshold	25th Percentile	80%
Target	50th Percentile	100%
Maximum	75th Percentile	120%

For the three-year performance period, the Company’s TSR performance ranked in the 65th percentile of the S&P Composite 1500 Commercial Services & Supplies Index, resulting in a modification under the 2019-2021 TSR-Modified Performance Shares of 112.0%.  Applying this multiplier to the Company’s weighted payout results based on Company financial metrics (131.7%) resulted in a final payout for the 2019-2021 TSR-Modified Performance Shares at 147.5% of target.

ABM Industries Incorporated 2022 Proxy Statement     31

Named Executive Officer	2019-2021 TSR Performance Shares (Target)(1)	2019-2021 TSR Performance Shares (Earned)(1)
Scott Salmirs	80,406	118,599
Earl R. Ellis(2)	--	--
Dean A. Chin	5,380	7,936
Joshua H. Feinberg(3)	--	--
Rene Jacobsen	10,354	15,272
Andrea R. Newborn	10,354	15,272
(1)	Includes dividend equivalent units accrued on earned shares as of January 9, 2022.
(2)	Mr. Ellis became an employee in November 2020 and as such did not receive a grant of 2019-2021 TSR-Modified Performance Shares.
(3)	Mr. Feinberg became an employee in November 2019 and as such did not receive a grant of 2019-2021 TSR-Modified Performance Shares.

Other Compensation and Governance-Related Matters

Employment and Change-in-Control Agreements

Each of our NEOs, other than Mr. Chin (who is a party to the ABM Senior Vice President Severance Policy), have entered into an employment agreement with the Company. The form of agreement reflects an “at-will” employment relationship, while at the same time affording some income security by specifying certain severance payments upon involuntary or constructive termination. Under the terms of these employment agreements (or in the case of Mr. Chin, the ABM Senior Vice President Severance Policy), an executive whose employment is terminated without cause by the Company, or who resigns for “good reason” (as such terms are defined in the NEOs’ respective employment agreements), will be entitled to receive a multiple (2.5 for Mr. Salmirs; 2.0 for Messrs. Ellis, Feinberg, and Jacobsen, and Ms. Newborn; and 1.0 for Mr. Chin) of the sum of his or her base salary and target bonus, as well as a prorated portion of his or her annual bonus for the year of termination and 18 months of health insurance reimbursements. Additionally, if Messrs. Salmirs, Ellis, Chin, Feinberg, or Jacobsen, or Ms. Newborn voluntarily leaves the Company before age 60 and 10 years of service all unvested equity awards made after the effective date of the employment agreement will be forfeited. If Messrs. Salmirs, Ellis, Feinberg, or Jacobsen voluntarily leaves the Company at age 60 or older with 10 years of service their equity awards granted after the effective date of the employment agreement but at least one year prior to such retirement will continue to vest, in accordance with the terms of those awards. These employment agreements also provide that following termination of employment for any reason, the officer will refrain from competing with, or soliciting the employees or customers of, the Company for one year following the termination of employment.

In order to assure continuity of ABM’s senior management in the event of a potential change-in-control of the Company, ABM provides our NEOs with “double-trigger” severance benefits should their employment with ABM be terminated following a change in control. The current change-in-control agreements provide double-trigger severance benefits if the officer is terminated without cause, or resigns for “good reason,” within two years following a change-in-control. These benefits consist of a lump-sum payment equal to a multiple (3.0 for Mr. Salmirs; 2.5 for Messrs. Ellis, Feinberg, and Jacobsen, and Ms. Newborn; and 1.5 times for Mr. Chin) of the sum of his or her base salary and target bonus; a lump-sum payment equal to the present value of health and welfare benefits for 18 months; and accelerated vesting of equity awards. There are no excise tax gross-ups under the change-in-control agreements. Instead, any such payments and benefits are subject to reduction in order to avoid the application of the excise tax on “excess parachute payments” under the Internal Revenue Code, but generally only if the reduction would increase the net after-tax amount received by the officer.

For a summary of the executives’ employment and change-in-control agreements in effect during fiscal year 2021, see “Potential Payments Upon Termination or Change-in-Control.”

Stock Ownership Guidelines

The Company has stock ownership guidelines for certain officers, including our NEOs. Executives are expected to achieve their targets within five years of becoming subject to the stock ownership policy. Stock ownership guidelines are based on a multiple of base salary. Individuals who have not met their stock ownership level at the end of the applicable five-year period are expected to retain 50% of their after-tax net shares paid under any Company long-term incentive plan or program, such as shares paid out under the PS program and vested RSUs, until their ownership guidelines are satisfied. The Committee periodically reviews the stock ownership guidelines and may make adjustments

32     ABM Industries Incorporated 2022 Proxy Statement

to these guidelines to the extent it believes such adjustments are appropriate. Progress toward targeted ownership levels may be taken into consideration in future grants to executives. Unvested RSUs are taken into consideration when determining if ownership guidelines have been achieved; however, unearned PSs are not included, nor are stock options, whether vested or unvested. Current stock ownership guidelines are as follows:

Position	Requirements
CEO	Shares with a fair market value equal to six times base salary
Executive Vice Presidents	Shares with a fair market value equal to three times base salary
Senior Vice Presidents and certain subsidiary senior officers	Shares with a fair market value equal to base salary

All of our NEOs have either met or exceeded their stock ownership guidelines or are well positioned to achieve compliance within the required time period.

Anti-Hedging and Anti-Pledging Policies

Directors, executive officers and other employees are prohibited from engaging in hedging transactions with respect to our securities. “Hedging transactions” can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds or through other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities. Because hedging transactions might permit a director, executive officer or other employee to continue to own our securities, whether obtained through our equity compensation plans or otherwise, without the full rewards and risks of ownership, such hedging transactions are prohibited. We also prohibit pledging, or using as collateral, Company stock to secure personal loans or other obligations.

Annual Compensation-Related Risk Evaluation

We annually review risks associated with our executive compensation program, as well as our other broad-based employee incentive programs, with respect to enterprise risk factors, with the assistance of management’s compensation consultant, Willis Towers Watson, which prepares an annual risk analysis. The Committee and its independent compensation consultant, Semler Brossy, review this analysis. In connection with its 2021 review, the Committee noted the various ways in which risk is managed or mitigated. Practices and policies mitigating risks included the balance of corporate, business unit and individual weightings in incentive compensation programs, the mix between long-term and short-term incentives, use of stock ownership requirements, the Company’s policy prohibiting hedging and pledging, and the Company’s recoupment or “clawback” policy. Based on this review, the Committee agreed with the findings in the analysis that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Recoupment (Clawback) Policy

The Board has adopted a policy relating to the recoupment of cash and equity compensation. The policy provides that, if the Company’s financial statements are the subject of a restatement due to misconduct, fraud or malfeasance, then, to the extent permitted by applicable law, the Board, or a committee consisting of independent members of the Board may, in their discretion, recover cash compensation paid to an executive officer of the Company or rescind or make other adjustments to an equity award made to an executive officer of the Company, including recovering cash proceeds relating to the sale or other disposition of an equity award, to the extent that the payment or award was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, the Company may seek to recover any amount determined to have been inappropriately received by the individual executive officer. In addition, it is the Board’s policy that if the Board, or a committee consisting of independent members of the Board, determine that an employee who received a cash incentive payment or an equity award engaged in conduct constituting “cause” (such as serious misconduct, dishonesty, disloyalty, conviction of a felony or misdemeanor involving moral turpitude, or failure to substantially perform employment-related duties or responsibilities), the Board or such committee may take such action it deems necessary to address such conduct, including recovery of cash incentive payments, rescission of equity grants made to the employee in the 36-month period prior to the date on which the Board or such committee makes such determination and recovery of proceeds relating to the sale or other disposition of an equity award during such 36-month period.

ABM Industries Incorporated 2022 Proxy Statement     33

Benefits and Perquisites

The NEOs are eligible for customary employee benefits, which include participation in ABM’s 401(k) Plan, as well as group life, health and accidental death and disability insurance programs and the Company’s voluntary deferred compensation plan. These and certain other perquisites are set forth in the 2021, 2020 and 2019 Summary Compensation Table.

The NEOs are eligible to participate in ABM’s Employee Deferred Compensation Plan, which is an unfunded deferred compensation plan available to highly compensated employees. The Employee Deferred Compensation Plan benefits are shown in the “Nonqualified Deferred Compensation in Fiscal Year 2021” table, followed by a description of the plan. The Committee regularly reviews the benefits provided under this and other plans, and as a result of such a review, in January 2011, the Company entered into a trust agreement that will fund amounts due under the Employee Deferred Compensation Plan in the event of a change in control of ABM.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed the Compensation Discussion and Analysis and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in ABM’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021 and the Proxy Statement.

Compensation Committee:

LeighAnne G. Baker, Chair

Linda Chavez

Donald F. Colleran

Thomas M. Gartland

34     ABM Industries Incorporated 2022 Proxy Statement

Additional Information About Executive Compensation

The following tables and accompanying narrative provide detailed information regarding the compensation of the NEOs.

2021, 2020 and 2019 Summary Compensation Table

		Salary	Bonus(1)	Stock Awards(2)	Non-equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Name and Principal Position	Year	($)	$	($)	($)	($)	($)
Scott Salmirs	2021	990,000		4,454,996	2,100,038	11,600	7,556,634
President and	2020	940,500		7,772,033	1,237,500	16,988	9,967,021
Chief Executive Officer	2019	990,000		3,959,958	1,360,013	20,294	6,330,265
Earl R. Ellis(5)	2021	552,273		3,449,968	1,140,927	7,000	5,150,168
Executive Vice President
and Chief Financial Officer
Dean A. Chin(6)(7)	2021	411,017	250,000	290,517	344,352	29,000	1,324,886
Senior Vice President, Chief	2020	381,323	250,000	474,031	214,500	16,588	1,336,442
Accounting Officer, Corporate
Controller and Treasurer (also
served as Interim Chief Financial
Officer from July 2020 - November
2020)
Joshua H. Feinberg(7)	2021	550,000		1,099,999	1,166,708	0	2,816,707
Executive Vice President and Chief	2020	522,500		2,600,023	604,300	0	3,726,823
Strategy and Transformation Officer
Rene Jacobsen	2021	600,000		1,199,989	1,272,773	59,051	3,131,813
Executive Vice President and	2020	522,500		1,418,005	604,300	19,000	2,563,805
Chief Operating Officer	2019	513,333		759,950	379,300	20,094	1,672,677
Andrea R. Newborn	2021	526,667	100,000	787,494	629,598	11,600	2,055,359
Executive Vice President, General	2020	484,500		1,186,987	391,600	6,800	2,069,887
Counsel and Corporate Secretary	2019	510,000		509,958	396,890	11,308	1,428,156
(1)

On January 7, 2022, the Committee awarded Ms. Newborn a one-time cash bonus of $100,000 to compensate her for assuming the role of Interim Chief Human Resources Officer from May 2021 through August 2021.  On October 12, 2020, the Committee awarded Mr. Chin a cash bonus of $500,000 in the aggregate, to compensate him for assuming the Interim Chief Financial Officer role from July 2020 to November 2020. The first installment of $250,000 was paid to him on October 30, 2020 and the second installment of $250,000 was paid to him on July 31, 2021.

(2)

The values shown are the aggregate grant date fair values for PS and RSU awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, based on target levels of achievement (the probable outcome at grant), in the case of PSs. A discussion of assumptions used in calculating these values may be found in Note 15, “Share-Based Compensation Plans,” in the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021. The target values for 2021-2023 TSR-Modified Performance Shares granted in fiscal year 2021 under the 2021–2023 Performance Share Program are as follows: Mr. Salmirs, $2,703,094; Mr. Ellis, $728,101; Mr. Chin, $176,260; Mr. Feinberg, $667,412; Mr. Jacobsen, $728,101; and Ms. Newborn, $477,817. The maximum possible values for 2021-2023 TSR-Modified Performance Shares granted in fiscal year 2021 under the 2021-2023 Performance Share Program are as follows: Mr. Salmirs, $6,487,426; Mr. Ellis, $1,747,443; Mr. Chin, $423,024; Mr. Feinberg, $1,601,788; Mr. Jacobsen, $1,747,443; and Ms. Newborn, $1,146,760. These values are calculated using the October 29, 2021 closing price of $44.01 per share.

(3)	Amounts shown in this column represent annual performance-based cash payments under the CIP, as described in the Compensation Discussion & Analysis.
(4)

The Company factors the dollar value of dividends or other earnings paid on stock awards into the aggregate grant date fair value calculations reflected in the “Stock Awards” column of this table. As such the 2020 and 2019 amounts shown have been revised to remove the value of the DEUs credited on outstanding RSUs and PSs for such years. For fiscal year 2021, this column represents:

•	for Mr. Salmirs: ABM contributions to the 401(k) plan.
•	for Mr. Ellis: ABM contributions to the 401(k) plan.
•	for Mr. Chin: ABM contributions to the 401(k) plan, $11,600; auto allowance, $10,200; fuel card, $3,600; parking allowance, $3,600.
•	for Mr. Jacobsen: ABM contributions to the 401(k) plan, $10,000; auto allowance, $9,350; fuel card, $1,980; relocation expense, $37,721.

ABM Industries Incorporated 2022 Proxy Statement     35

•	for Ms. Newborn: ABM contributions to the 401(k) plan.

All Other Compensation excludes expense reimbursements and company paid life insurance, as it is paid on the same basis as all other employees.

(5)	For Mr. Ellis, only compensation for fiscal year 2021 is shown as he became an employee on November 30, 2020.
(6)

Mr. Chin assumed the role of Interim Chief Financial Officer from July 1, 2020 to November 30, 2020 in addition to his role as Senior Vice President, Chief Accounting Officer and Corporate Controller effective July 1, 2020 upon the resignation and departure of Mr. Scaglione, the Company’s former Chief Financial Officer.

(7)	For Messrs. Feinberg and Chin, only compensation for fiscal years 2020 and 2021 are shown as neither served as an NEO in fiscal year 2019.

The following table shows payout ranges for the NEOs with respect to non-equity incentive plan awards under the CIP and equity incentive plan awards granted under the 2006 Equity Incentive Plan, as well as other information.

Grants of Plan-Based Awards During Fiscal Year 2021

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1) ($)			Estimated Future Payouts Under Equity Incentive Plan Awards(2) (#)			All Other Stock Awards: Number of Shares of Stock or Units(3)		Grant Date Fair Value of Stock and Option Awards(4) ($)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Scott Salmirs	n/a	262,969	1,237,500	2,382,188
	1/8/2021				24,568	61,420	147,408			2,672,998
	1/8/2021							43,730		1,781,998
Earl R. Ellis	n/a	159,375	750,000	1,443,750
	12/21/2020							58,139	(5)	2,249,979
	1/8/2021				6,618	16,544	39,706			719,995
	1/8/2021							11,779		479,994
Dean A. Chin	n/a	44,094	207,500	399,438
	1/8/2021				1,602	4,005	9,612			174,298
	1/8/2021							2,852		116,219
Joshua H. Feinberg	n/a	146,094	687,500	1,323,438
	1/8/2021				6,066	15,165	36,396			659,981
	1/8/2021							10,798		440,018
Rene Jacobsen	n/a	159,375	750,000	1,443,750
	1/8/2021				6,618	16,544	39,706			719,995
	1/8/2021							11,779		479,994
Andrea R. Newborn	n/a	78,838	371,000	714,175
	1/8/2021				4,343	10,857	26,057			472,497
	1/8/2021							7,730		314,997
(1)

Includes the annual cash incentive opportunity for fiscal year 2021 under the CIP. Actual payments made for fiscal year 2021 are reported in the “Summary Compensation Table” in the “Non-equity Incentive Plan Compensation” column. For additional information regarding these awards, see the “Compensation Discussion and Analysis” section of this Proxy Statement.

(2)

Includes 2021-2023 TSR-Modified Performance Shares that were awarded in fiscal year 2021 under the 2006 Equity Incentive Plan. For additional information regarding these awards, see the “Compensation Discussion and Analysis” section of this Proxy Statement.

(3)

Includes RSUs granted under the 2006 Equity Incentive Plan in fiscal year 2021. For additional information regarding these awards, see the “Compensation Discussion and Analysis” section of this Proxy Statement.

(4)

Computed in accordance with FASB ASC Topic No. 718, excluding the effect of estimated forfeitures, based on target levels of achievement (the most probable outcome), in the case of the PSs. A discussion of assumptions used in calculating these values may be found in Note 15, “Share-Based Compensation Plans,” in the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021.

(5)	On December 21, 2020, Mr. Ellis received a sign-on grant of RSUs which vest ratably over a three-year period.

36     ABM Industries Incorporated 2022 Proxy Statement

The following table shows the outstanding equity awards held by our NEOs at October 31, 2021.

Outstanding Equity Awards at 2021 Fiscal Year-End

	Stock Awards
Name	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(7) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(7) ($)
Scott Salmirs	1/10/2018	27,370	(1)	1,204,554
	1/9/2019	14,939	(1)	657,465
	1/9/2019	118,105	(2)	5,197,801
	1/9/2020	19,783	(3)	870,650	83,061	(5)	3,655,515
	7/14/2020	50,013	(4)	2,201,072
	1/8/2021	44,069	(3)	1,939,477	61,896	(6)	2,724,043
Earl R. Ellis	12/21/2020	40,371	(3)	1,776,728
	1/8/2021	11,870	(3)	522,399	16,672	(6)	733,735
Dean A. Chin	1/10/2018	1,078	(1)	47,443
	1/9/2019	999	(1)	43,966
	1/9/2019	7,903	(2)	347,811
	1/9/2020	1,017	(3)	44,758	4,269	(5)	187,879
	7/14/2020	3,693	(4)	162,529
	1/8/2021	2,874	(3)	126,485	4,036	(6)	177,624
Joshua A. Feinberg	12/23/2019	41,100	(1)	1,808,811
	1/9/2020	4,884	(3)	214,945	20,509	(5)	902,601
	1/8/2021	10,881	(3)	478,873	15,282	(6)	672,561
Rene Jacobsen	1/10/2018	1,736	(1)	76,401
	1/9/2019	5,696	(1)	250,681
	1/9/2019	15,209	(2)	669,348
	1/9/2020	3,664	(3)	161,253	15,381	(5)	676,918
	7/14/2020	8,941	(4)	393,493
	1/8/2021	11,870	(3)	522,399	16,672	(6)	733,735
Andrea R. Newborn	1/10/2018	1,736	(1)	76,401
	1/9/2019	1,923	(1)	84,631
	1/9/2019	15,209	(2)	669,348
	1/9/2020	3,397	(3)	149,502	14,263	(5)	627,715
	7/14/2020	6,362	(4)	279,992
	1/8/2021	7,789	(3)	342,794	10,941	(6)	481,513

(1)

RSUs. 50% of the RSUs vested on the second anniversary of the grant date and the remainder will vest on the fourth anniversary of the grant date. When cash dividends are paid on ABM common stock, DEUs are credited and converted into additional RSUs, subject to the same terms and conditions (including vesting) as the underlying RSUs. The number of RSUs shown includes the dividend equivalents through October 31, 2021.

(2)

2019-2021 TSR-Performance Shares (Earned). Amounts shown include 2019-2021 TSR-Performance Shares that have been “earned” (i.e., the relevant performance period has ended) but remained unvested as of October 31, 2021. 2019-2021 TSR-Performance Shares vested, to the extent earned, on January 9, 2022, when the Committee certified achievement of the goals and payment. The number of PSs shown includes the dividend equivalents through October 31, 2021.

(3)

RSUs. One-third of the RSUs vest on the first, second and third anniversary of the grant date. When cash dividends are paid on ABM common stock, DEUs are credited and converted into additional RSUs, subject to the same terms and conditions (including vesting) as the underlying RSUs. The number of RSUs shown includes the dividend equivalents through October 31, 2021.

(4)

RSUs. One-time special grant. Half of the RSUs vest on the first anniversary of the grant date and second half vests on the second anniversary of the grant date. When cash dividends are paid on ABM common stock, DEUs are credited and converted into additional RSUs, subject to the same terms and conditions (including vesting) as the underlying RSUs. The number of RSUs shown includes the dividend equivalents through October 31, 2021.

ABM Industries Incorporated 2022 Proxy Statement     37

(5)

2020-2022 TSR-Modified Performance Shares (Unearned) – On January 9, 2020, 2020-2022 TSR-Modified Performance Shares were granted. Such 2020-2022 TSR-Modified Performance Shares will vest, to the extent earned, on January 9, 2023. The number of PSs shown includes the dividend equivalents through October 31, 2021.

(6)

2021-2023 TSR-Modified Performance Shares (Unearned) – On January 8, 2021, 2021-2023 TSR-Modified Performance Shares were granted. Such 2021-2023 TSR-Modified Performance Shares will vest, to the extent earned, on January 8, 2024. The number of PSs shown includes the dividend equivalents through October 31, 2021.

(7)	Amounts shown are based on $44.01 per share, the closing price per share of ABM common stock on October 29, 2021.

The following table shows the amounts realized upon exercise of stock options and value received upon vesting in fiscal year 2021 of stock awards previously awarded.

Option Exercises and Stock Vested in Fiscal Year 2021

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting(1) ($)
Scott Salmirs	79,197	(2)	3,396,080
Earl R. Ellis	0		0
Dean A. Chin	5,185		218,111
Joshua H. Feinberg	1,476		60,088
Rene Jacobsen	21,163		902,614
Andrea R. Newborn	14,377		613,119
(1)	Amount is based on the closing price per share of ABM common stock on the date of vesting, multiplied by the number of shares acquired upon vesting.
(2)	Includes 14,259 RSUs granted in 2017 that vested in fiscal year 2021 that were deferred and will be distributed in four annual installments of shares of common stock following Mr. Salmirs’ retirement.

The following table and accompanying footnotes and narrative describe benefits to the NEOs under the Employee Deferred Compensation Plan.

Nonqualified Deferred Compensation in Fiscal Year 2021

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)		ABM Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year ($)
Scott Salmirs	ABM Deferred Compensation Plan	660,000	(1)	0	61,614	(2)	0	5,168,684	(3)
	ABM Deferred Compensation Program for Employees (Equity Deferral)	0		0	0		0	1,851,765	(4)
Earl R. Ellis		0		0	0		0	0
Dean A. Chin	ABM Deferred Compensation Plan	0		0	10,968		0	553,943	(3)
Joshua H. Feinberg		0		0	0		0	0
Rene Jacobsen	ABM Deferred Compensation Plan	40,000	(1)	0	739		0	62,372	(3)
Andrea R. Newborn		0		0	0		0	0

38     ABM Industries Incorporated 2022 Proxy Statement

(1)

Cash deferrals under the ABM Deferred Compensation Plan are included in the “Salary” and “Non-equity Incentive Plan Compensation” columns of the Summary Compensation Table for Mr. Salmirs, and in the “Non-equity Incentive Plan Compensation” column of the Summary Compensation Table for Mr. Jacobsen.

(2)

Includes interest earned on cash deferrals under the ABM Deferred Compensation Plan. The interest rate in fiscal year 2021 averaged 2.18%. These amounts were not required to be included in the Summary Compensation Table because they are not above market. Also includes DEUs credited with respect to all deferred RSUs outstanding, which are included in “All Other Compensation” in the Summary Compensation Table.

(3)	Includes amounts included in the Nonqualified Deferred Compensation Table for prior years plus any interest earned in fiscal year 2021.

Name	Amount Previously Reported $
Scott Salmirs	2,595,304
Earl R. Ellis	0
Dean A. Chin	542,975
Joshua H. Feinberg	0
Rene Jacobsen	21,633
Andrea R. Newborn	0

(4)

Includes fiscal year-end value of RSUs deferred in prior years (42,076 for Mr. Salmirs); also includes dividend equivalents credited in 2021 with respect to such deferred RSUs. These values are calculated using the October 29, 2021 closing price of $44.01 per share. These deferred grants are included in the “Stock Awards” column in the fiscal year 2017 and fiscal year 2018 Summary Compensation Tables.

ABM’s Deferred Compensation Plan is an unfunded deferred compensation plan available to the NEOs and other employees whose annualized base salary exceeds $150,000. A trust agreement was put into place in January 2011 to provide that, in the event of a “change-in-control” as defined in the plan, the trust will be funded in an amount necessary to cover liabilities under the plan.

The ABM Deferred Compensation Plan allows participants to make pretax contributions from 1% to 50% of their compensation, including base pay and bonuses. Elections to defer base salary must be made no later than December 31 of the year preceding the year in which deferral begins. Elections to defer performance-based bonuses must be made no later than six months prior to the end of the applicable performance period. Executives may elect to receive distributions from the ABM Deferred Compensation Plan following termination of employment or on specified in-service distribution dates. Distributions may be made in a single lump sum, four annual installments or 10 annual installments, based on earlier elections made in accordance with the plan provisions. In addition, if a participant wants to change his or her distribution, the change cannot be effective for at least 12 months, and the date of payment must be at least five years after the previously scheduled date of distribution. The ABM Deferred Compensation Plan also permits hardship distributions. Deferred amounts earn interest equal to the prime interest rate on the last day of the calendar quarter up to 6%. If the prime rate exceeds 6%, the interest rate is equal to 6% plus one-half of the excess prime rate over 6%. The interest rate is subject to a cap equal to 120% of the long-term applicable federal rate, compounded quarterly.

Certain executives may also elect to defer receipt of RSUs. Elections to defer receipt of RSUs must be made no later than December 31 of the year preceding the year in which any RSUs may be granted. The plan allows participants to defer up to 100% of their RSUs, and receive distributions in a lump sum, four annual installments or 10 annual installments, based on earlier elections made in accordance with plan provisions.

POTENTIAL POST-EMPLOYMENT PAYMENTS

During fiscal year 2021, we were party to employment agreements with each of our NEOs, other than Mr. Chin (who is a party to the ABM Senior Vice President Severance Policy), which included severance benefits upon certain terminations, as further described below, and twelve-month post-employment prohibitions on competition with the Company and solicitation of certain Company employees. The potential payments upon termination described in the following tables are based on the agreements with our NEOs that were in effect on October 31, 2021.

We were also party to change-in-control agreements with each NEO during fiscal year 2021, which provided additional severance benefits in the event of a termination following a change in control, as further described below. The “double-

ABM Industries Incorporated 2022 Proxy Statement     39

trigger” change-in-control benefits under our 2006 Equity Incentive Plan are also described below. None of these arrangements included any excise tax gross-ups.

The following tables and accompanying narrative contain information with respect to potential payments to NEOs upon specified terminations of employment after a change-in-control, resignation or retirement, termination without cause, and death or disability, assuming the termination occurred on October 31, 2021.

Potential Payments upon Qualifying Terminations of Employment

Following a Change-in-Control

The following table estimates potential payments for Messrs. Salmirs, Ellis, Chin, Feinberg, and Jacobsen, and Ms. Newborn if there had been a change-in-control on October 31, 2021, and either the executive’s employment had been terminated involuntarily or the executive had terminated employment for “good reason”. All amounts shown are lump-sum payments, unless otherwise noted.

Name	Unpaid Bonus for 2021(1) ($)	Severance Compensation(2) ($)	Health and ERISA Welfare Benefits(3) ($)	Equity Grants Vesting(4) ($)	Total(5) ($)
Scott Salmirs	1,237,500	6,682,500	29,534	18,026,368	25,975,902
Earl R. Ellis	750,000	3,375,000	32,663	3,847,516	8,005,179
Dean A. Chin	207,500	933,750	35,840	1,008,976	2,186,066
Joshua H. Feinberg	687,500	3,093,750	3,455	4,077,887	7,862,592
Rene Jacobsen	750,000	3,375,000	40,656	3,268,798	7,434,454
Andrea R. Newborn	371,000	2,252,500	3,565	2,496,487	5,123,552
(1)	Amount assumes target bonus at fiscal year-end 2021.
(2)

Multiple (3.0 for Mr. Salmirs; 2.5 for Messrs. Ellis, Feinberg, and Jacobsen, and Ms. Newborn; and 1.5 times for Mr. Chin) of the sum of base salary and target bonus for the year in which the change-in-control occurs.

(3)	The amount shown is the estimated cost for health and welfare benefits for an 18-month period.
(4)

The value is based on $44.01 per share, the closing price per share of ABM common stock on October 29, 2021. For PSs, amounts shown reflect vesting at target or, where applicable, at achievement levels to date.

(5)

Amounts do not include the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above table captioned “Nonqualified Deferred Compensation in Fiscal Year 2021.” Amounts also do not include potential accrued but unused vacation and any unpaid base salary for employment through termination date. Amounts shown are subject to reduction, as described below. Equity grants under our 2006 Equity Incentive Plan vest upon a change-in-control if the recipient is terminated without cause within 24 months following the change-in-control.

The change-in-control agreements with the NEOs provide that, if a change-in-control occurs, the executive will receive the following benefits upon involuntary termination of employment (other than for cause) or resignation for good reason (such as certain specified material changes in position or compensation) prior to the second anniversary of the change-in-control:

•

a lump-sum payment equal to a multiple of the sum of base salary and target bonus (which multiple is 3.0 for Mr. Salmirs, 2.5 for Messrs. Feinberg, and Jacobsen, and Ms. Newborn, and 1.5 for Mr. Chin);

•	a lump-sum payment equal to the present value of health and welfare benefits for 18 months; and
•

a lump-sum payment of any unpaid incentive compensation that was earned, accrued, allocated or awarded for a performance period that ended prior to the termination date, and a lump sum payment of any pro rata portion of any target amount for any unpaid incentive compensation for the performance period in which the termination takes place.

A “change-in-control” of the Company occurs in any of the following scenarios:

•

(i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) is or becomes the beneficial owner of more than 35% of the combined voting power of the stock of the Company or succeeds in having nominees as directors elected in an election contest and (ii) within 18 months after either such event, individuals who were members of the Board immediately prior to either such event cease to constitute a majority of the members of the Board;

•	a majority of the Board ceases to be composed of incumbent directors;

40     ABM Industries Incorporated 2022 Proxy Statement

•	a merger or similar business combination;
•	a sale of substantially all of the Company’s assets; or
•	a liquidation of the Company.

None of our NEOs have excise tax gross-ups. Instead, payments and benefits under the change-in-control agreements (as well as under all other agreements or plans covering the NEOs, including any equity award, plan or agreement) are subject to reduction in order to avoid the application of the excise tax on “excess parachute payments,” but only if the reduction would increase the net after-tax amount received by the NEO (the modified cap), with one exception. The exception is that any reduction will not be made if, on a net after-tax basis, such reduction would result in an NEO receiving less than 90% of the severance payment he or she would otherwise be entitled to under the change-in-control agreement or under any other agreement. In consideration for the protection afforded by the change-in-control agreements, the NEOs agreed to noncompetition and nonsolicitation provisions.

Potential Payments upon Retirement

The following table estimates potential payments for our NEOs if the NEO had retired or, if applicable, resigned from employment with ABM effective October 31, 2021. All amounts shown are lump-sum payments, unless otherwise noted.

Name	Health Benefit Payments ($)	Equity-Based Grants That Vest Upon Retirement(1) ($)	Total(2) ($)
Scott Salmirs	--	8,789,496	8,789,496
Earl R. Ellis	--	--	0
Dean A. Chin	--	--	0
Joshua H. Feinberg	--	--	0
Rene Jacobsen	--	1,242,532	1,242,532
Andrea R. Newborn	--	--	0
(1)

Messrs. Salmirs and Jacobsen are retirement-eligible under the terms of our 2006 Equity Incentive Plan. Intrinsic value is based on $44.01 per share, the closing price per share of ABM common stock on October 29, 2021. Amounts shown only reflect vesting upon retirement, as unvested equity does not vest upon resignation of employment. For PSs, amounts shown reflect vesting at target or, where applicable, at achievement levels to date.

(2)

Amounts do not include the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above table captioned “Nonqualified Deferred Compensation in Fiscal Year 2021.” Amounts also do not include accrued but unused vacation pay and any unpaid base salary for employment through the termination date.

RSUs generally vest pro rata (based on number of months of service over the vesting period) in the event of retirement if retirement occurs at least one year after the grant date. An individual who retires during a performance period that has not been completed prior to retirement will generally receive a pro rata number of performance shares (based on the number of months of service over the performance period) on the vesting date for such performance shares, to the extent such performance shares are achieved under applicable performance objectives and if retirement occurs at least one year after the grant date.

Under the terms of their respective employment agreements in effect during fiscal year 2021, and in connection with a termination by reason of retirement, any equity-based awards received by Messrs. Salmirs and Jacobsen would continue to be eligible for vesting, exercise and settlement if they were granted at least one year prior to such retirement, on the originally scheduled vesting date.

ABM Industries Incorporated 2022 Proxy Statement     41

Potential Payments upon Termination without Cause or Resignation for Good Reason

The following table estimates potential payments for each NEO if the NEO’s employment with ABM had been terminated without cause or if the NEO resigned for good reason (outside of a change-in-control) effective October 31, 2021. All amounts are lump-sum payments, unless otherwise noted.

Name	Unpaid Bonus for 2021(1) ($)	Severance Payment(2) ($)	Company Portion of Medical Benefits(3) ($)	Equity Grants Vesting as a Result of Termination(4) ($)	Total(5) ($)
Scott Salmirs	1,237,500	5,568,750	17,663	5,362,685	12,186,598
Earl R. Ellis	750,000	2,700,000	19,910	0	3,469,910
Dean A. Chin	207,500	622,500	12,401	312,625	1,155,026
Joshua H. Feinberg	687,500	2,475,000	3,455	526,518	3,692,473
Rene Jacobsen	750,000	2,700,000	24,040	810,877	4,284,917
Andrea R. Newborn	371,000	1,802,000	3,456	782,157	2,958,613
(1)	Amount assumes target bonus at fiscal year-end 2021.
(2)

Multiple (2.5 for Mr. Salmirs; 2.0 for Messrs. Ellis, Feinberg, and Jacobsen, and Ms. Newborn; and 1.0 for Mr. Chin) of the sum of base salary and target bonus for the year in which the termination occurs.

(3)

The amount shown is the estimated cost for health and welfare benefits for an 18-month period for Messrs. Salmirs, Ellis, Feinberg and Jacobsen, and Ms. Newborn. The amount shown is the estimated cost for health and welfare benefits for a 12-month period for Mr. Chin.

(4)

The value is based on $44.01 per share, the closing price per share of ABM common stock on October 29, 2021. For PSs, amounts shown reflect vesting at target or, where applicable, at achievement levels to date.

(5)

Amounts do not include the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above table captioned “Nonqualified Deferred Compensation in Fiscal Year 2021.” Amounts do not include accrued but unused vacation pay and any unpaid salary for employment through termination date.

Under his employment agreement in effect during fiscal year 2021, Mr. Salmirs would receive 2.5 times the sum of his base salary and target cash incentive compensation, 18 months medical benefits coverage, his prorated cash bonus for the year of termination based on the Committee’s determination of actual performance following the end of the performance period, and any earned but unpaid cash bonus in respect of any completed fiscal year that has ended prior to the date of such termination if he is terminated without “cause”. Under the terms of their respective employment agreements in effect during fiscal year 2021, and in connection with a termination of employment by the Company without cause, Messrs. Feinberg and Jacobsen and Ms. Newborn would each receive 2.0 times the sum of base salary plus target cash incentive compensation, 18 months medical benefits coverage, prorated cash bonus for the year of termination based on the Committee’s determination of actual performance following the end of the performance period, and any earned but unpaid cash bonus in respect of any completed fiscal year that has ended prior to the date of such termination. Under the terms of the Senior Vice President Severance Policy, Mr. Chin would receive 1.0 times the sum of base salary plus target cash incentive compensation, 12 months medical benefits coverage, prorated cash bonus for the year of termination based on the Committee’s determination of actual performance following the end of the performance period, and any earned but unpaid cash bonus in respect of any completed fiscal year that has ended prior to the date of such termination.

Performance awards granted under the 2006 Equity Incentive Plan generally vest pro rata (based on the number of months of services of the vesting period) in the event of a termination without cause at least one year after the grant date.

42     ABM Industries Incorporated 2022 Proxy Statement

Potential Payments upon Death or Disability

The following table estimates potential payments for our NEOs if the NEO had been terminated due to death or disability on October 31, 2021. All amounts shown are lump-sum payments, unless otherwise noted.

Name	Unpaid Bonus for 2021(1) ($)	Health Benefit Payments ($)	Equity Grants Vesting(2) ($)	Total(3)(4) ($)
Scott Salmirs	1,237,500	--	9,955,388	11,192,888
Earl R. Ellis	750,000	--	1,033,861	1,783,861
Dean A. Chin	0	--	503,767	503,767
Joshua H. Feinberg	687,500	--	1,724,048	2,411,548
Rene Jacobsen	750,000	--	1,444,636	2,194,636
Andrea R. Newborn	371,000	--	1,212,923	1,583,923
(1)	Amount assumes target bonus at fiscal year-end 2021.
(2)

The value is based on $44.01 per share, the closing price per share of ABM common stock on October 29, 2021. Amount reflects the partial vesting of equity grants, as a result of death or disability on October 31, 2021.

(3)

In addition, ABM provides accidental death and dismemberment insurance for each of the NEOs (with coverage equal to two times base salary, up to a maximum of $750,000), as well as $150,000 business travel insurance coverage.

(4)

Amounts do not include the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above tables captioned “Nonqualified Deferred Compensation in Fiscal Year 2021.”

Equity grants under the 2006 Equity Incentive Plan generally vest pro rata (based on the number of months of service over the vesting period) in the event of death or disability.

Under the terms of their respective employment agreements in effect during fiscal year 2021, and in connection with a termination by reason of death or disability, Messrs. Salmirs, Ellis, Feinberg, and Jacobsen, and Ms. Newborn would each receive any earned but unpaid cash bonus in respect of any completed fiscal year that has ended prior to the date of death or disability, a prorated target cash bonus based on the length of performance in the performance period, immediate vesting of any equity-based awards subject to time-based restrictions, and immediate vesting of any equity-based awards subject to performance restrictions, with such performance restrictions measured at the target level. Pursuant the terms of his equity-based awards, in connection with termination by reason of death or disability, Mr. Chin would receive immediate vesting of any equity-based awards subject to time-based restrictions, and immediate vesting of any equity-based awards subject to performance restrictions, with such performance restrictions measured at the target level.

2021 CEO Pay Ratio

In accordance with SEC rules, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of Mr. Salmirs, our CEO. The 2021 annual total compensation of Mr. Salmirs was $7,556,633; and the 2021 annual total compensation of the median compensated employee was $34,343 (in each case, with annual total compensation calculated in accordance with the SEC rules applicable to the Summary Compensation Table). The ratio of these amounts was 220:1.

Consistent with Instruction 2 to Item 402(u) of Regulation S-K, the applicable SEC rule, we may identify our median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year in the subsequent three-year period, which we did beginning in 2018. In accordance with the rule, we have identified a new median employee for our 2021 pay ratio disclosure since it has been three years since our initial identification process.

We believe the pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records. The pay ratio analysis of our employee population was conducted with October 1, 2021 as the determination date to identify our median employee, which date was within the last three months of the most recently completed fiscal year. For our last pay ratio analysis, we used September 30, 2018 as the determination date to identify the median employee, however we changed the date to October 1, 2021 to identify the median employee for our 2021 pay ratio disclosure to include the employees from the Able Services acquisition, which

ABM Industries Incorporated 2022 Proxy Statement     43

closed on September 30, 2021. We identified the median employee using base salary for each employee paid in that fiscal year (other than Mr. Salmirs), which we annualized for any permanent employee who did not work for the entire year (but did not annualize for temporary or seasonal employees). For purposes of identifying the median employee, we converted amounts paid in foreign currencies to U.S. dollars based on the applicable average exchange rate.

The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

44     ABM Industries Incorporated 2022 Proxy Statement

AUDIT MATTERS

PROPOSAL 3–RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING OCTOBER 31, 2022
AUDIT-RELATED MATTERS
Audit Committee Report
Principal Accounting Firm Fees and Services
Policy on Preapproval of Independent Registered Public Accounting Firm Services

ABM Industries Incorporated 2022 Proxy Statement     45

PROPOSAL 3–RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING OCTOBER 31, 2022

Proposal Summary

We are asking our stockholders to ratify the appointment of KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for fiscal year 2022, which ends October 31, 2022. Although the Audit Committee has the sole authority to appoint the Company’s independent registered public accounting firm, the Audit Committee and the Board submit the selected firm to the Company’s stockholders for ratification as a matter of good corporate governance.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2022.

The Audit Committee has selected KPMG to serve as the Company’s independent registered public accounting firm for fiscal year 2022. Although action by the stockholders on this matter is not required, the Audit Committee values stockholder views on the Company’s independent registered public accounting firm and believes it is appropriate to seek stockholder ratification of this selection. If the stockholders do not ratify the appointment of KPMG, the selection of the independent registered public accounting firm may be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time of the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of KPMG are expected to attend the Annual Meeting, and they will have an opportunity to make a statement if they desire to do so. It is expected that the KPMG representatives will also be available to respond to appropriate questions.

Voting

Unless contrary instructions are received, the shares represented by a properly executed proxy will be voted “FOR” this proposal, which would be your vote to ratify the selection of KPMG as our independent registered public accounting firm for the fiscal year ending October 31, 2022.

46     ABM Industries Incorporated 2022 Proxy Statement

AUDIT-RELATED MATTERS

Audit Committee Report

The Audit Committee assists the Board of Directors in its oversight of ABM’s financial reporting process. The Audit Committee’s responsibilities are more fully described in its charter, which is available on ABM’s website under “Governance” at http://investor.abm.com/corporate-governance.cfm.

Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal control over financial reporting. KPMG LLP, ABM’s independent registered public accounting firm, is responsible for performing an independent audit of ABM’s consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with United States generally accepted accounting principles. KPMG LLP is also responsible for performing an audit of and expressing an opinion on the effectiveness of ABM’s internal control over financial reporting, and for reporting the results of their audit to the Audit Committee.

As part of the oversight of the Company’s financial statements, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair presentation of all annual and quarterly financial statements prior to their issuance and other financial disclosures as appropriate. The Audit Committee discussed with ABM’s senior internal audit executive and independent registered public accounting firm the overall scope and plans for their respective audits, their evaluation of ABM’s internal controls and the overall quality of ABM’s financial reporting processes.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management. Management of ABM has affirmed to the Audit Committee that ABM’s fiscal year 2021 audited consolidated financial statements were prepared in accordance with United States generally accepted accounting principles.

The Audit Committee reviewed and discussed with the independent registered public accounting firm ABM’s fiscal year 2021 audited consolidated financial statements, the firm’s judgment as to the quality of ABM’s accounting principles, and such other matters as are required to be discussed with the independent registered public accounting firm under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also reviewed and discussed with the independent registered public accounting firm its audit of the effectiveness of ABM’s internal control over financial reporting.

The Audit Committee also discussed with the independent registered public accounting firm its independence from the Company and its management. As part of that review, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence. The Audit Committee has reviewed the services provided by ABM’s independent registered public accounting firm and has considered whether the provision of these services is compatible with maintaining independence of the independent registered public accounting firm. The Audit Committee has concluded that the independent registered public accounting firm is independent from ABM and its management.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in ABM’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021, for filing with the SEC.

Audit Committee:

Art A. Garcia, Chair
Quincy L. Allen

Jill M. Golder

Winifred M. Webb

ABM Industries Incorporated 2022 Proxy Statement     47

Principal Accounting Firm Fees and Services

The following table presents fees for professional services rendered by KPMG LLP for the integrated audit of ABM’s consolidated financial statements and internal control over financial reporting during the fiscal years ended October 31, 2021 and 2020, and fees for other services rendered by KPMG LLP during those periods.

	2021		2020
Audit fees	$4,040,000	(1)	$3,479,400
Audit-related fees	79,900	(2)	79,900
Tax fees	70,774	(3)	101,847
All other fees	7,500	(4)	7,500
Total	$4,198,174		$3,668,647
(1)

Audit fees consisted of fees for audit work performed for the independent integrated audit of ABM’s consolidated financial statements and internal control over financial reporting, and the reviews of the financial statements contained in ABM’s quarterly reports on Form 10-Q.

(2)	Audit-related fees consisted principally of fees for the audit of the financial statements of certain employee benefit plans.
(3)	Tax fees consisted of fees for tax compliance and consulting services for routine advice on federal, local and foreign tax matters.
(4)	Other fees consisted of access to a learning portal.

Policy on Preapproval of Independent Registered Public Accounting Firm Services

The Audit Committee’s policy requires that the Audit Committee preapprove audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee may delegate its preapproval authority to the Chairman of the Audit Committee or any other member of the Audit Committee. All of KPMG’s services for fiscal years 2020 and 2021 were preapproved by the Audit Committee.

48     ABM Industries Incorporated 2022 Proxy Statement

GENERAL INFORMATION

Certain Relationships and Transactions with Related Persons
Delinquent Section 16(a) Reports
Equity Compensation Plan Information
Security Ownership of Certain Beneficial Owners
Security Ownership of Directors and Executive Officers
Questions and Answers About the Proxy Materials and the Annual Meeting
Other Business
Submission of Stockholder Proposals for the 2023 Annual Meeting
Appendix A–Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)

ABM Industries Incorporated 2022 Proxy Statement     49

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

As part of our Code of Business Conduct, directors, officers and employees are expected to make business decisions that are ethical and in the best interests of the Company, and not based upon personal interests or benefits. The Board recognizes that some transactions, arrangements, and relationships can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders, and has adopted a written Related Party Transaction Policy (the “Policy”) governing these transactions. The Policy generally applies to “Related Party Transactions,” defined as any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements, or relationships, in which (i) the Company was, is or will be a participant and (ii) any of the following persons had, has or will have a direct or indirect interest:

•	any person who is or was since the beginning of the last fiscal year of the Company an executive officer, a director or nominee for election as a director;
•	a person known to be a greater than 5% beneficial owner of any class of the Company’s voting securities;
•	an immediate family member of any of the foregoing persons; and
•

any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position, or in which such person has a greater than 10% beneficial ownership interest.

Pursuant to the Policy, the Governance Committee has the responsibility for conducting a reasonable prior review and oversight of all Related Party Transactions for potential conflicts of interest. In determining whether to approve a Related Party Transaction, the Governance Committee considers the following factors, among others: (i) the business purpose of the Related Party Transaction, (ii) whether the Related Party Transaction is entered into on an arms-length basis on terms fair to the Company, and (iii) whether such Related Party a Transaction would violate any other provision of the Policy, the Code of Business Conduct, or any other Company policy.

In the event that Company management, after consultation with the Company’s General Counsel, determines that it is unreasonable or impractical to wait until a meeting of the Governance Committee to enter into a Related Party Transaction, the Chair of the Governance Committee may approve such Related Party Transaction in accordance with the Policy. Any such approval must be reported to and ratified by the Governance Committee at its next regularly scheduled meeting. Further, in the event that the Company becomes aware of a Related Party Transaction that has not been the subject of a reasonable prior review and approval under the Policy, the Related Party Transaction will be reviewed by the Governance Committee as promptly as practicable for its action, which may include ratification, revision or termination of the Related Party Transaction.

If a Related Party Transaction is ongoing, the Governance Committee is responsible for overseeing such Related Party Transaction and may establish guidelines for the Company’s management team to follow in its ongoing dealings with the related party. The Governance Committee, on at least an annual basis, will review and assess ongoing relationships with the related party to confirm that they are in compliance with the Governance Committee’s guidelines and that the Related Party Transaction remains appropriate.

There were no Related Party Transactions during fiscal year 2021.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires ABM’s directors, officers and persons who own more than 10% of a registered class of ABM’s securities to file reports of beneficial ownership and changes in ownership with the SEC. Based solely on a review of Section 16 reports filed electronically with the SEC and written representations from certain reporting persons, ABM believes that all forms required to be filed by such persons under Section 16(a) were filed on a timely basis, with the exception of (i) one Form 3 filing for Raul Valentin reporting an initial statement of beneficial ownership that was filed one day late as a result of an SEC delay in providing EDGAR filing codes and (ii) one Form 4 filing reporting one transaction for Earl Ellis regarding his initial sign-on grant of RSUs, that was filed late as a result of an administrative error.

50     ABM Industries Incorporated 2022 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(3)

Equity compensation plans approved by security holders	3,017,177	(1)	$13.01	(2)	4,846,369	(3)

Equity compensation plans not approved by stockholders	0		n/a		0

TOTAL	3,017,177		$13.01		4,846,369

(1)

Includes 997,067, 1,975,388 and 44,722 shares that may be issued to settle outstanding RSUs, PSs (at maximum) and options, respectively. This number excludes 6,318 shares that were issued in November 2021 after the end of the most recent Employee Stock Purchase Plan (“ESPP”) purchase period, which began on October 1, 2021 and ended on October 31, 2021.

(2)	Weighted average exercise price of outstanding options only. RSUs and PSs do not have an exercise price and, accordingly, are not included in this calculation.
(3)	Includes 4,333,806 shares available for grant under 2021 Plan and 512,563 shares available for issuance under the ESPP, including 6,318 shares described in footnote 1 above with respect to the ESPP.

ABM Industries Incorporated 2022 Proxy Statement     51

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth the number of shares and percentage of outstanding shares of ABM common stock beneficially owned as of February 1, 2022, except as noted in the footnotes below, by the persons or entities known to ABM to be beneficial owners of more than 5% of the shares of ABM common stock outstanding as of February 1, 2022. Unless otherwise noted, each person or entity has sole voting and investment power over the shares shown in the table.

Name and Address	Number of Shares Beneficially Owned	Percent of Class(1)
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10022	10,841,075	16.07%
The Vanguard Group, Inc.(3) 100 Vanguard Blvd. Malvern, PA 19355	7,453,031	11.18%
State Street Corporation(4) State Street Financial Center One Lincoln Street Boston, MA 02111	5,564,478	8.25%
ArrowMark Colorado Holdings LLC(5) 100 Fillmore Street, Suite 325 Denver, CO 80206	5,533,708	8.21%
Dimensional Fund Advisors LP(6) 6300 Bee Cave Road Building One Austin, TX 78746	4,242,856	6.29%
(1)	Based on 67,443,112 shares of common stock outstanding on February 1, 2022.
(2)

Based on Amendment No. 2 to Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 27, 2022. BlackRock indicated sole voting power over 10,688,019 shares, sole dispositive power over 10,841,075 shares and no shared voting power or shared dispositive power.

(3)

Based on Amendment No. 12 to Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on February 10, 2021. Vanguard indicated sole voting power over 0 shares, shared voting power over 67,436 shares, sole dispositive power over 7,334,839 shares and shared dispositive power over 118,192 shares.

(4)

Based on a Schedule 13G filed by State Street Corporation (“State Street”) with the SEC on February 11, 2021, on behalf of State Street and SSGA Funds Management, Inc. (“SSGA”). State Street indicated in the filing shared voting power over 5,270,802 shares, shared dispositive power over all 5,564,478 shares and no sole voting power or sole dispositive power. SSGA indicated shared voting power over 3,840,586 shares, shared dispositive power over 3,857,641 shares and no sole voting power or sole dispositive power.

(5)

Based on Amendment No. 2 to Schedule 13G filed by ArrowMark Colorado Holdings LLC (“ArrowMark”) with the SEC on February 16, 2021. ArrowMark indicated sole voting and sole dispositive power over all 5,533,708 shares and no shared voting power or shared dispositive power.

(6)

Based on Amendment No. 2 to Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on February 12, 2021. Dimensional indicated sole voting power over 4,137,172 shares, sole dispositive power over all 4,242,856 shares and no shared voting power or shared dispositive power.

52     ABM Industries Incorporated 2022 Proxy Statement

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the number of shares and percentage of outstanding shares of ABM common stock beneficially owned as of February 1, 2022 by each named executive officer, each director and nominee and all directors and executive officers as a group. Except as noted, each person has sole voting and investment power over the shares shown in the table.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Quincy L. Allen	0	(3)	*
LeighAnne G. Baker	7,439	(4)	*
Linda Chavez	2,008	(5)	*
Dean A. Chin	20,739	(6)	*
Donald F. Colleran	7,780	(7)	*
Earl R. Ellis	15,901	(8)	*
Joshua H. Feinberg	19,313	(9)	*
Art A. Garcia	4,988	(10)	*
Thomas M. Gartland	9,805	(11)	*
Jill M. Golder	4,928	(12)	*
Rene Jacobsen	13,273	(13)	*
Sudhakar Kesavan	32,688	(14)	*
Andrea R. Newborn	27,845	(15)	*
Scott Salmirs	165,020	(16)	*
Winifred M. Webb	16,580	(17)	*
Executive officers and directors as a group (17 persons)	365,379	(18)	*

*	Less than 1% of the common shares outstanding.
(1)	Represents shares of ABM’s common stock held. Does not include RSUs that vest and/or will be settled in shares more than 60 days after February 1, 2022.

(2)	Based on 67,443,112 shares of common stock outstanding as of February 1, 2022.
(3)	Includes 0 shares of ABM’s common stock held. Excludes 5,821 RSUs held by Mr. Allen that are not scheduled to vest within 60 days of February 1, 2022.
(4)	Includes 7,439 shares of ABM’s common stock held. Excludes 3,507 RSUs held by Ms. Baker that are not scheduled to vest within 60 days of February 1, 2022.
(5)	Includes 2,008 shares of ABM’s common stock held. Excludes 11,754 RSUs held by Ms. Chavez that are not scheduled to vest within 60 days of February 1, 2022.
(6)	Includes 20,739 shares of ABM’s common stock held. Excludes 8,891 RSUs held by Mr. Chin that are not scheduled to vest within 60 days of February 1, 2022.
(7)	Includes 7,780 shares of ABM’s common stock held. Excludes 3,507 RSUs held by Mr. Colleran that are not scheduled to vest within 60 days of February 1, 2022.
(8)	Includes 15,901 shares of ABM’s common stock held. Excludes 54,170 RSUs held by Mr. Ellis that are not scheduled to vest within 60 days of February 1, 2022.
(9)	Includes 19,313 shares of ABM’s common stock held. Excludes 37,077 RSUs held by Mr. Feinberg that are not scheduled to vest within 60 days of February 1, 2022.
(10)	Includes 4,988 shares of ABM’s common stock held. Excludes 14,520 RSUs held by Mr. Garcia that are not scheduled to vest within 60 days of February 1, 2022.

ABM Industries Incorporated 2022 Proxy Statement     53

(11)	Includes 9,805 shares of ABM’s common stock held. Excludes 13,499 RSUs held by Mr. Gartland that are not scheduled to vest within 60 days of February 1, 2022.
(12)	Includes 4,928 shares of ABM’s common stock held. Excludes 3,507 RSUs held by Ms. Golder that are not scheduled to vest within 60 days of February 1, 2022.
(13)	Includes 13,273 shares of ABM’s common stock held. Excludes 36,727 RSUs held by Mr. Jacobsen that are not scheduled to vest within 60 days of February 1, 2022.
(14)	Includes 32,688 shares of ABM’s common stock held. Excludes 4,209 RSUs held by Mr. Kesavan that are not scheduled to vest within 60 days of February 1, 2022.
(15)	Includes 27,845 shares of ABM’s common stock held. Excludes 21,655 RSUs held by Ms. Newborn that are not scheduled to vest within 60 days of February 1, 2022.
(16)	Includes 165,020 shares of ABM’s common stock held. Excludes 192,719 RSUs held by Mr. Salmirs that are not scheduled to vest within 60 days of February 1, 2022.
(17)	Includes 16,580 shares of ABM’s common stock held. Excludes 13,024 RSUs held by Ms. Webb that are not scheduled to vest within 60 days of February 1, 2022.
(18)

Includes 365,379 shares of ABM’s common stock held by executive officers and directors as a group. Excludes 445,569 RSUs held by executive officers and directors as a group that are not scheduled to vest within 60 days of February 1, 2022.

54     ABM Industries Incorporated 2022 Proxy Statement

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE ANNUAL MEETING

Why did I receive a “Notice Regarding the Availability of Proxy Materials” instead of a full set of proxy materials?

We are furnishing proxy materials to our stockholders primarily via “Notice and Access” delivery pursuant to SEC rules. On February 11, 2022, we mailed to our stockholders (other than those who previously requested a printed set) a “Notice Regarding the Availability of Proxy Materials” containing instructions on how to access the proxy materials via the Internet. Utilizing this method of proxy delivery expedites receipt of proxy materials by our stockholders, reduces the cost of producing and mailing the full set of proxy materials and helps us contribute to sustainable practices. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access the proxy materials and vote over the Internet. If you received a Notice by mail and would like to receive paper copies of our proxy materials in the mail, you may follow the instruction in the Notice for making this request. The Notice also contains instructions on how you may request to receive an electronic copy of our proxy materials by email.

When and where will the Annual Meeting be held?

The Annual Meeting will take place virtually via live webcast on March 23, 2022, beginning at 10:00 a.m., Eastern Time, at www.virtualshareholdermeeting.com/ABM2022.

What do I need to do to attend the Annual Meeting?

All stockholders of record as of the Record Date, January 26, 2022, or their proxy holders, are welcome to attend the Annual Meeting. The Annual Meeting will be held in a virtual meeting format only, via webcast. You will not be able to attend the Annual Meeting physically in person.

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares. You must enter the 16-digit control number found on your proxy card to attend and participate in the Annual Meeting.

If your shares are held in an account at a broker, bank or other similar organization, you are the beneficial owner of shares held in “street name.” You must enter the 16-digit control number found on your voting instruction form, evidencing your ownership of ABM Industries Incorporated common stock as of the record date, in order to attend and participate in the Annual Meeting.

The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting. Recording of the event is strictly prohibited.

Additional information regarding matters addressing technical and logistical issues, including technical support during the Annual Meeting, will be available at www.virtualshareholdermeeting.com/ABM2022.

Who is entitled to vote at the Annual Meeting?

Holders of ABM common stock at the close of business on January 26, 2022 are entitled to receive the Notice and Proxy Statement and to vote their shares at the Annual Meeting. As of that date, there were 67,443,112 shares of the Company’s common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Will my vote be confidential?

As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidentially by the Company. Such documents are available for examination only by the inspectors of election and certain employees who assist in the tabulation of votes. The vote of any individual stockholder will not be disclosed except as may be necessary to meet applicable legal requirements.

ABM Industries Incorporated 2022 Proxy Statement     55

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name with ABM’s transfer agent, Computershare, you are the “stockholder of record” of those shares. The Notice and Proxy Statement and any accompanying materials have been provided directly to you by ABM.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares, and the Notice and Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

How do I vote?

You may vote using any of the following methods:

•	online before the Annual Meeting: www.proxyvote.com (as described in the Notice);
•	by telephone using the toll-free phone number listed on your proxy card or voting instruction form; or
•	if you received physical proxy materials with an enclosed postage paid envelope, completing, signing, dating and mailing your proxy card or voting instruction form.

We encourage you to vote via the Internet. To vote online during the Annual Meeting, please visit www.virtualshareholdermeeting.com/ABM2022 and use the control number on your Notice, proxy card or voting instruction form.

Your vote is important.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	giving written notice to our Corporate Secretary;
•	delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or
•	voting online during the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record and following their instructions for how to do so.

All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

Can I access the 2022 proxy materials and the Annual Report on Form 10-K for fiscal year ended October 31, 2021 on the Internet?

The Notice, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended October 31, 2021 are available on our website at www.abm.com. Instead of receiving future proxy statements and accompanying materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will conserve natural resources and will save us the cost of producing documents and mailing them to you, and will also give you an electronic link to the proxy voting site.

Stockholders of Record: If you vote on the Internet at www.proxyvote.com, simply follow the prompts to enroll in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.proxyvote.com and following the enrollment instructions.

Beneficial Owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service.

Is there a list of stockholders entitled to vote at the Annual Meeting?

For 10 days prior to the Annual Meeting and during the Annual Meeting, a list of registered stockholders eligible to vote at the Annual Meeting will be available for review by stockholders. If you would like to view the stockholder list in advance of the Annual Meeting, please contact Investor Relations at ir@abm.com. A list of registered stockholders

56     ABM Industries Incorporated 2022 Proxy Statement

eligible to vote at the Annual Meeting will be available electronically to stockholders at www.virtualshareholdermeeting.com/ABM2022 during the entirety of the Annual Meeting.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, your shares are present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under NYSE rules.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2022, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of seven director nominees to serve one-year terms, or the advisory approval of our executive compensation without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

What is a quorum for the Annual Meeting?

The holders of a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

Proposal		Vote Required	Broker Discretionary Voting Allowed	Effect of Broker Non-Votes	Effect of Abstentions
01	Election of Seven Director Nominees to Serve One-Year Terms	Majority of Votes Cast	No	No effect	No effect
02	Advisory Approval of Our Executive Compensation	Majority of Shares Present in Person or by Proxy and Entitled to Vote	No	No effect	Vote against
03	Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending October 31, 2022	Majority of Shares Present in Person or by Proxy and Entitled to Vote	Yes	Not applicable	Vote against

How will my shares be voted at the Annual Meeting?

At the Annual Meeting, the Proxy Committee, composed of Donald F. Colleran, Thomas M. Gartland and Scott Salmirs, appointed by the Board will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board recommends, which is:

•	FOR the election of each of the seven director nominees to serve one-year terms;
•	FOR the advisory approval of our executive compensation;
•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2022.

Could other matters be decided at the Annual Meeting?

The Board is not aware of any matters that are expected to come before the 2022 Annual Meeting other than those referred to in this Proxy Statement (see “Other Business” below).

ABM Industries Incorporated 2022 Proxy Statement     57

If you return your signed and completed proxy card or voting instruction card, or vote by telephone or on the Internet and other matters are properly presented at the Annual Meeting for consideration, the Proxy Committee appointed by the Board will have the discretion to vote for you on such matters and intends to vote the proxies in accordance with its best judgment.

Who will pay for the cost of this proxy solicitation?

ABM will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission. They will not receive any additional compensation for these activities.

Who will count the votes?

Broadridge Financial Solutions, Inc. will be the proxy tabulator, and American Election Services, LLC will act as the inspector of election. Such inspector will be present at the Annual Meeting to process the votes cast by our stockholders, make a report of inspection, count the votes cast by our stockholders and certify as to the number of votes cast on each proposal.

What is “householding” and how does it affect me?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address and the same last name (or the company reasonably believes that they all are members of the same family) by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers engage in householding, delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once stockholders have received notice from their broker or the Company that proxy materials will be sent in the householding manner to the stockholder’s address, householding will continue until otherwise notified or until the stockholder revokes such consent. If, at any time, stockholders no longer wish to participate in householding and would prefer to receive separate proxy materials, they should notify their broker if their shares are held in a brokerage account, or the Company if they hold registered shares. The Company will deliver promptly upon written or oral request a separate copy of the Notice, Annual Report on Form 10-K for the fiscal year ended October 31, 2021 or Proxy Statement, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. To request the start or end of householding, stockholders should notify their broker or the Company. Any such written notice directed to the Company should be addressed to the Investor Relations department of ABM Industries Incorporated, One Liberty Plaza, 7th Floor, New York, NY 10006, or oral notice may be given by calling the Company at (212) 297-0200:

•	to receive a separate copy of the Notice, Annual Report on Form 10-K for the fiscal year ended October 31, 2021 or Proxy Statement for the Annual Meeting;
•	to receive separate copies of proxy materials for future meetings; or
•	if the stockholder shares an address and wishes to request delivery of a single copy of annual reports or proxy statements, rather than receiving multiple copies.

Where can I find the voting results from the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish final results on a Form 8‑K filed with the SEC within four business days after the Annual Meeting.

How do I communicate with the Board?

You (stockholders and other interested persons) may communicate with our entire Board, the Chairman or the independent directors as a group by sending an e-mail to boardofdirectors@abm.com or by writing to Board of Directors, ABM Industries Incorporated, One Liberty Plaza, 7th Floor, New York, New York 10006. Our Corporate Secretary will forward all communications relating to ABM, other than business solicitations, advertisements, job inquiries or similar communications, directly to the appropriate directors.

In addition, we maintain a Compliance Hotline that is available 24 hours a day, seven days a week, to receive calls,
e-mails and letters to report a concern or complaint, anonymous or otherwise. The Compliance Hotline can be reached at 1-877-253-7804, or online at www.abmhotline.ethicspoint.com.

58     ABM Industries Incorporated 2022 Proxy Statement

OTHER BUSINESS

The Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should properly come before the Annual Meeting, the Proxy Committee intends to vote the proxies in accordance with its best judgment.

The Chairman of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with our Bylaws.

ABM Industries Incorporated 2022 Proxy Statement     59

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

The table below summarizes the requirements for stockholders who wish to submit proposals or director nominations for the 2023 Annual Meeting of Stockholders. Stockholders are encouraged to consult Rule 14a-8 of the Exchange Act and our Bylaws, as appropriate, to see all applicable information.

Under SEC rules and our Bylaws, if a stockholder wants us to include a proposal in our 2023 proxy materials for presentation at our 2023 Annual Meeting of Stockholders, then the proposal must be received at our principal executive offices at One Liberty Plaza, 7th Floor, New York, New York 10006, Attention: Corporate Secretary, as described below.

	Proposals for inclusion in the 2023 Proxy Statement	Other proposals/nominees to be presented at the 2023 Annual Meeting*
Type of proposal	SEC rules permit stockholders to submit proposals for inclusion in our 2023 Proxy Statement by satisfying the requirements set forth in Rule 14a-8 of the Securities Exchange Act

Stockholders may present proposals for business to be considered or proposals for director nominations directly at the 2023 Annual Meeting (and not for inclusion in our proxy materials) by satisfying the requirements set forth in Section 2.5 or Section 3.7 of our Bylaws, as applicable.*

When proposal must be received by the Company	No later than October 14, 2022

No earlier than November 23, 2022, and no later than December 23, 2022

In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than ABM’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than January 22, 2023.

Where to send	Delivered to, or be mailed and received at the Company’s principal executive offices: Office of the Corporate Secretary One Liberty Plaza, 7th Floor New York, New York 10006
What to include	The information required by Rule 14a-8 of the Exchange Act

The information required by our Bylaws including, without limitation, the following information with respect to stockholder director nominees (among other matters): (i) the proposing person’s notice, (ii) the nominee’s written questionnaire with respect to the background and qualifications of such nominee including all information related to the candidate that is required to be disclosed in a proxy statement or other filings in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14(a) of the Exchange Act and related rules and regulations, (iii) a representation from the nominee that he or she is not party to and will not become a party to any agreement about how such person will act or vote on Board matters that has not been disclosed to the Company, (iv) disclosure of any agreement or arrangement with any person, other than the Company, to any direct or indirect compensation, reimbursement or indemnification for service as a Board member, and (v) a representation from the nominee that, if elected, he or she will comply with the Company’s disclosed corporate governance policies (including as set forth in Section 2.13(c) of the Bylaws and the related agreement to tender, promptly following the meeting at which he or she is elected as a director, an irrevocable conditional resignation).

*	Our Bylaws are available in the corporate governance section of our website at http://investor.abm.com/corporate-governance.cfm.

60     ABM Industries Incorporated 2022 Proxy Statement

APPENDIX A

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

2019-2021 TSR-Modified Performance Shares Award Metric Definitions:

•

Adjusted EBITDA means Income from Continuing Operations before interest, taxes, depreciation and amortization and excluding items impacting comparability, adjusted for the impact of the Able acquisition.

•	Organic Revenue means the Company’s revenue for fiscal year 2021, adjusted for the impact of the Able acquisition.
•

ROIC is return on invested capital and equals net income excluding after-tax impact of discontinued operations, interest expense, items impacting comparability and certain tax discrete items adjusted for the net income (loss) impact of certain acquisitions, divided by invested capital.

The most directly comparable GAAP performance measures and information reconciling non-GAAP performance measures used in this Proxy Statement to our reported financial results prepared in accordance with GAAP are included in the tables below.

(in millions)	Year Ended October 31, 2021
Reconciliation of Income from Continuing Operations to Adjusted Income from
Continuing Operations Adjusted for Impact of Able Acquisition

Income from continuing operations	$126.3
Items impacting comparability(1)	156.7
Income tax benefit	(39.7)
Items impacting comparability, net of taxes	117.0
Impact of Able acquisition	(3.2)
Adjusted Income from Continuing Operations	$240.1

Reconciliation of Net Income to Adjusted EBITDA and Adjusted EBITDA Adjusted for
Impact of Able Acquisition

Net Income	$126.3
Items impacting comparability(1)	156.7
Income tax provision	53.5
Interest expense	28.6
Depreciation and amortization	89.9
Adjusted EBITDA	455.0
Impact of Able acquisition	(7.3)
Adjusted EBITDA Adjusted for Impact of Able Acquisition	$447.7

Reconciliation of Revenues to Organic Revenues

Revenues	$6,228.6
Impact of Able acquisition	(101.1)
Organic revenues	$6,127.5

Reconciliation of Adjusted EBITDA Margin

Revenues	$6,228.6
Adjusted EBITDA	455.0
Adjusted EBITDA margin	7.3%
(1)

The Company adjusts income from continuing operations to exclude the impact of certain items that are unusual, non-recurring, or otherwise do not reflect management’s view of the underlying operational results and trends of the Company. Please refer to the Company’s Fourth Quarter and Full Year 2021 Financial Results press release for a full list of Items Impacting Comparability.

ABM Industries Incorporated 2022 Proxy Statement     A-1

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on March 22, 2022, or until 11:59 p.m. Eastern Time on March 20, 2022 for shares held in the ABM Employee Stock Purchase Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ABM2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on March 22, 2022, or until 11:59 p.m. Eastern Time on March 20, 2022 for shares held in the ABM Employee Stock Purchase Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ABM INDUSTRIES INCORPORATED ONE LIBERTY PLAZA 7TH FLOOR NEW YORK, NY 10006 ABM INDUSTRIES INCORPORATED The Board of Directors recommends you vote FOR each director nominee listed in Proposal 1: Nominees: 1a. Quincy L. Allen 1b. LeighAnne G. Baker 1c. Linda Chavez 1d. Art A. Garcia 1e. Jill M. Golder 1f. Sudhakar Kesavan 1g. Scott Salmirs The Board of Directors recommends you vote FOR Proposals 2 and 3: 2. Advisory vote to approve executive compensation. 3. To ratify the appointment of KPMG LLP as ABM Industries Incorporated's independent registered public accounting firm for the fiscal year ending October 31, 2022. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D64927-P64758 For Against Abstain For Against Abstain

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on March 23, 2022: The Notice and Proxy Statement and the Annual Report on Form 10-K for the Fiscal Year Ended October 31, 2021 are available at www.proxyvote.com. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 23, 2022 The undersigned hereby appoints Donald F. Colleran, Thomas M. Gartland and Scott Salmirs and each of them, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this card, all the shares of common stock of ABM Industries Incorporated which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ABM to be held virtually via live webcast on March 23, 2022, at 10:00 a.m. Eastern Daylight Time, or at any adjournment thereof, with all powers which the undersigned would possess if present at the meeting. The undersigned also appoints these persons, in their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side D64928-P64758